UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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WILLIAMS CONTROLS, INC.
(Name of Registrant as Specified In Its Charter)

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WILLIAMS CONTROLS, INC.

Notice of Annual Meeting
to be held on
February 24, 2010

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to Be Held on February 24, 2010:

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, including consolidated financial statements, are available to you at www.wmco.com/proxy. The contents of our website are not incorporated into this filing.

The 2010 annual meeting (the “Annual Meeting”) of Williams Controls, Inc., a Delaware Company (the “Company,” “Williams Controls,” “we” or “us”), will be held at the offices of the Company located at 14100 Southwest 72nd Avenue, Portland, Oregon on February 24, 2010, at 8:30 a.m. Pacific Standard Time, for the following purposes:

1.	To elect seven (7) members of the Company’s Board of Directors each for a one (1) year term to serve until the next annual meeting or until their respective successors are duly elected or appointed, and qualified.

2.	To consider and approve the 2010 Restated Formula Stock Option Plan for Non-Employee Directors (the "Formula Plan"), which amends, restates and renames the Company’s 1995 Formula Stock Option Plan for Non-Employee Directors. Among other things, the amendments would increase the number of shares authorized thereunder from 86,666 to 106,666 and add the ability to exercise options using the net exercise method by which shares otherwise issuable upon exercise are withheld in payment of the option price. Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal.

3.	To consider and approve the 2010 Restated Stock Option Plan (the "Employee Plan"), which amends, restates and renames the Company's 1993 Restated Stock Option Plan. Among other things, the amendments would increase the number of shares authorized thereunder from 870,000 to 1,170,000, add the ability to exercise options using the net exercise method by which shares otherwise issuable upon exercise are withheld in payment of the option price, and add the authority to grant awards of restricted stock. Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal.

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Only stockholders who owned Williams Controls’ stock as of the close of business on January 15, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Your vote is important and all stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the accompanying envelope as promptly as possible so that your shares will be voted. The envelope requires no postage if mailed within the United States. If you attend the Annual Meeting, you may revoke the proxy and vote personally on all matters brought before the Annual Meeting.

By Order of the Board of Directors,

Dennis E. Bunday
Executive Vice President, Chief Financial Officer and
Secretary

January 22, 2010
Portland, Oregon

WILLIAMS CONTROLS, INC.
14100 SW 72nd Avenue
Portland, Oregon 97224
(503) 684-8600

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 24, 2010

INTRODUCTION

General

     This Proxy Statement is being furnished to the stockholders of Williams Controls, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s board of directors (the “Board of Directors”) from holders of the Company’s common stock, $0.01 par value (“Common Stock”), to be voted at the Company’s Annual Meeting of Stockholders to be held at the offices of the Company located at 14100 Southwest 72nd Avenue, Portland, Oregon on February 24, 2010, at 8:30 a.m. Pacific Standard Time (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to elect seven (7) members of the Board of Directors, approve the 2010 Restated Formula Stock Option Plan for Non-Employee Directors (the "Formula Plan"), which amends, restates and renames the Company’s 1995 Formula Stock Option Plan for Non-Employee Directors. Among other things, the amendments to the Formula Plan would increase the number of shares authorized thereunder from 86,666 to 106,666 and to add the ability to exercise options using the net exercise method by which shares otherwise issuable upon exercise are withheld in payment of the option price and to approve the 2010 Restated Stock Option Plan (the "Employee Plan"), which amends, restates and renames the Company’s 1993 Restated Stock Option Plan. Among other things, the amendments to the Employee Plan would increase the number of shares authorized thereunder from 870,000 to 1,170,000, to add the ability to exercise options using the net exercise method by which shares otherwise issuable upon exercise are withheld in payment of the option price, and to add the authority to grant awards of restricted stock and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The accompanying Notice of the Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are first being mailed to stockholders on or about January 22, 2010.

     The complete mailing address of the executive officers of Williams Controls is 14100 SW 72nd Avenue, Portland, Oregon 97224.

Record Date

     The Board of Directors has fixed the close of business on January 15, 2010 as the record date (the “Record Date”) for determining the holders of the Company’s Common Stock. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, with each share of Common Stock entitling its holder to one vote on all matters properly presented at the Annual Meeting.

Outstanding Shares

     On the Record Date, there were 7,273,320 shares of Common Stock outstanding held by approximately 1,600 beneficial owners and 260 record owners.

Quorum

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting, or 3,636,661 shares of Common Stock, is necessary to constitute a quorum at the Annual Meeting.

Voting

     Each stockholder will be entitled to one vote for each share of Common Stock held of record by the stockholder on the Record Date on all matters submitted for stockholder approval at the Annual Meeting on which the shares are entitled to vote. Stockholders are not entitled to cumulate votes on any proposal.

     Abstentions and broker non-votes will not be counted as an affirmative or negative vote on any proposal.

     If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any of the proposals, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please note that this year the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to vote your shares.

Proxies

     The Board of Directors is soliciting the enclosed proxy for use at the Annual Meeting and any adjournments or postponements of that meeting. The proxy holders will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not properly revoked by the stockholder in accordance with the instructions below, will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions in the proxy.

     The shares represented by each signed proxy will be voted in accordance with the instructions given on the proxy. If a signed proxy is received but no instructions are indicated, the proxy will be voted as follows:
  FOR the seven nominees to the Company’s Board of Directors named in this Proxy Statement;

  FOR the proposal to approve an amendment to the 2010 Restated Formula Stock Option Plan for Non-Employee Directors (the "Formula Plan").

  FOR the proposal to approve an amendment to the 2010 Restated Stock Option Plan (the "Employee Plan").

  At the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.
     The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:
  By filing with the Company’s corporate secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or

  By signing and dating a subsequent proxy relating to the same shares and delivering it to the Company’s corporate secretary before the Annual Meeting; or

  By attending the Annual Meeting and voting in person.

     Attendance at the Annual Meeting without taking one of the foregoing measures will not constitute a revocation of a proxy.

     Any written notice revoking a proxy should be sent to Williams Controls, Inc., 14100 Southwest 72nd Avenue, Portland, Oregon 97224, Attention: Secretary, or hand delivered to the corporate secretary at the Annual Meeting, at or before the taking of the vote.

Notice to Beneficial Owners of Shares

     Any shares held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients or otherwise held in “street name” may only be voted by the fiduciary, custodian, or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and should instruct the person or entity in whose name the shares are held how to vote. Brokerage houses should provide beneficial owners with instructions that the beneficial owners must follow to direct the voting of their shares.

Solicitation of Proxies

     We will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by our directors, officers, and employees personally, or by telephone, facsimile or e-mail. None of those persons will be compensated for soliciting proxies. We will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to the beneficial owners of the shares and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

PROPOSAL 1
ELECTION OF DIRECTORS

General

     The Company’s Bylaws provide that the Company’s Board of Directors shall consist of seven members, each of which serves a one-year term until the next annual meeting or until their respective successors are duly elected or appointed, and qualified.

     Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

Information Regarding Nominees

     The following sets forth certain information about the director nominees based on information these individuals supplied to the Company, including their names, ages, principal occupations for at least the past five years, and their directorships with other Company’s. All nominees are for a one-year term expiring in 2011.

     Shares represented at the Annual Meeting by executed but unmarked proxies will be voted “FOR” the named nominees.

Name	Age	Occupation and Employment History
Patrick W. Cavanagh	56	Mr. Cavanagh joined the Company as the President and Chief Executive Officer on October 1, 2004. He was appointed to the Board of Directors in May 2005. From June 2003 until joining the Company, Mr. Cavanagh was General Manager of Woodward Controls, Inc., a subsidiary of Woodward Governor Company. Woodward Governor is the largest independent manufacturer of engine control systems for industrial engines and turbines. Mr. Cavanagh was responsible for Sales, Engineering and Manufacturing operations in Niles, Illinois and Suzhou, China. From 1992 to 2003, he was a Corporate Vice President of Knowles Electronics and general manager of its automotive components group, a producer of sophisticated engine control systems and sensors for the automotive, heavy truck and industrial markets. Mr. Cavanagh serves on the board of directors of the Heavy Duty Manufacturers Association and privately-held Defiance Metal Products. Mr. Cavanagh has a Bachelor of Science in Mechanical Engineering Technology from the Milwaukee School of Engineering.

R. Eugene Goodson	74	Mr. Goodson has been Chairman of the Board of Directors since July 2002. He also was President and Chief Executive Officer from August 2002 through September 2004. Mr. Goodson has been an Adjunct Professor at the University of Michigan Ross Business School since 1998. He was Chairman of the Board and Chief Executive Officer of Oshkosh Truck Corporation from 1990 to 1997 and served as a consultant to the company until 1998. Mr. Goodson is a director and a former CEO and Executive Chairman of Southwall Technologies. Mr. Goodson also serves on the Boards of several private companies. Mr. Goodson has a Bachelor of Arts in Economics and a Bachelor of Science in Mechanical Engineering from Duke University and a Ph.D. in Mechanical Engineering from Purdue University.

H. Samuel Greenawalt	81	Mr. Greenawalt served as a director and a member of Williams Controls’ Audit Committee from March 1994 to July 2002, when he resigned in conjunction with the 2002 recapitalization transaction. He was subsequently re-elected as a director at the Company’s annual meeting on September 19, 2002. Mr. Greenawalt is Chairman of the Audit Committee and a member of the Governance and Nominating Committee. Mr. Greenawalt retired as a Vice-President of LaSalle Bank in 2007. Mr. Greenawalt received a Bachelor of Science degree from the Wharton School at the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School.

Douglas E. Hailey	47
Mr. Hailey has served as a director since March 2001 and is a member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Since 1994, Mr. Hailey has been Vice President of the Investment Banking Division of Taglich Brothers, Inc., a New York-based full service brokerage firm that specializes in private equity placements for small public companies. Mr. Hailey received a Bachelors Degree in Business Administration from Eastern New Mexico University and an MBA in Finance from the University of Texas. Mr. Hailey serves on the board of directors of Orchids Paper Products Company.

Carlos P. Salas	38	Mr. Carlos P. Salas has been a director since September 2004 and is the Chairman of the Governance and Nominating Committee and a member of the Compensation Committee. He is a member of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Before joining Dolphin Advisors, Mr. Salas was an investment banker with Donaldson, Lufkin & Jenrette, Inc. and Credit Suisse First Boston. Mr. Salas also practiced law with Cleary, Gottlieb, Steen & Hamilton in New York. Mr. Salas received his J.D. from The University of Chicago and his B.A. from New York University Mr. Salas also serves on the board of directors of Tengasco Inc.

Peter E. Salas	55	Mr. Peter E. Salas has been a director since September 2004 and is a member of the Executive Committee. He has been President of Dolphin Asset Management Corp. and its related companies since founding them in 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years. He received an A.B. degree in Economics from Harvard in 1978. Mr. Salas serves as Chairman of the Board of Tengasco, Inc. and serves on the board of directors of Southwall Technologies Inc.

Donn J. Viola	64	Mr. Viola has been a director since December 2002 and is Chairman of the Compensation Committee and a member of the Executive and Audit Committees. Mr. Viola served as Chief Operating Officer of Donnelly Company, an automotive parts supplier, from 1996 until his retirement in 2002. From 1990 to 1996, Mr. Viola held positions as Senior Executive Vice President and Chief Operating Officer with Mack Trucks, a heavy truck manufacturer. Mr. Viola has a Bachelor of Science in Mechanical Engineering from Lehigh University.

Meetings of the Board of Directors; Committees

     The Board of Directors has appointed an Executive Committee, Audit Committee, Compensation Committee, and a Governance and Nominating Committee. All committees operate under individual charters from the Board of Directors.

     The following table summarizes our committee membership. Mr. Cavanagh, as a member of management, does not sit on any committees.

Governance and
Name	Audit	Compensation	Executive	Nominating
R. Eugene Goodson			X(1)
H. Samuel Greenawalt	X(1)			X
Douglas E. Hailey	X	X		X
Carlos P. Salas		X		X(1)
Peter E. Salas			X
Donn J. Viola	X	X(1)	X

     (1) Chairman

     Executive Committee. When the Board of Directors is not in session, the Executive Committee may exercise all the powers and authority of the Board of Directors except as limited by law and the Certificate of Incorporation. The Committee operates under a charter from the Board of Directors. The Executive Committee met three times during fiscal 2009. The members of the Executive Committee are Messrs. Goodson, Peter E. Salas, and Viola.

     Audit Committee. The Audit Committee reviews the scope of the independent annual audit, reviews the Company’s quarterly and other financial reports and is responsible for other matters concerning the relationship between the Company and Moss Adams LLP, its independent registered public accounting firm. The Audit Committee held four meetings during our 2009 fiscal year. The members of the Audit Committee are Messrs. Greenawalt, Hailey and Viola. All Audit Committee members are independent directors under the meaning set forth in NASDAQ Marketplace Rule 5605(a)(2). Mr. Hailey meets the definition of an audit committee financial expert as set forth in Item 407(d)(5) of SEC Regulation S-K. A copy of the report of the Audit Committee is contained in this Proxy Statement. The Audit Committee operates pursuant to a formal Audit Committee Charter, a copy of which is available on the Company’s Internet web site at the following address: www.wmco.com/governance.

     Compensation Committee. The Compensation Committee primarily reviews compensation to be paid to our executive officers and directors and awards under the Company’s stock option plans and makes recommendations to the Board of Directors. The Compensation Committee held three meetings during fiscal 2009. The members of the Compensation Committee are Messrs. Hailey, Carlos P. Salas, and Viola. The Compensation Committee operates pursuant to a formal Compensation Committee Charter, a copy of which is available on the Company’s Internet web site at the following address: www.wmco.com/governance.

     Governance and Nominating Committee. The Governance and Nominating Committee (i) identifies individuals qualified to become members of the Board of Directors and to recommend that the Board of Directors select the director nominees for the next annual meeting of stockholders, (ii) develops and recommends to the Board of Directors a set of corporate governance guidelines applicable to the Company and a code of business conduct and ethics, (iii) oversees the evaluation of the Board of Directors and management, and (iv) ensures that the Company is in compliance with all applicable corporate governance rules. The Governance and Nominating Committee held two meetings during fiscal 2009. The members of the Governance and Nominating Committee are Messrs. Greenawalt, Hailey and Carlos P. Salas, all of whom are independent directors under the definition set forth in NASDAQ Marketplace Rule 5605(a)(2). The Governance and Nominating Committee operates pursuant to a formal Governance and Nominating Committee Charter, a copy of which is available on the Company’s Internet web site at the following address: www.wmco.com/governance.

Meeting Attendance

     The Board of Directors met three times in person and five times via telephone during fiscal 2009. Each director attended more than 75% of the meetings of the Board of Directors and each committee on which he served and which met during fiscal 2009. Messrs Goodson, Hailey and Peter Salas did not attend the Company’s annual meeting held during fiscal year 2009.

Compensation Committee Interlocks and Insider Participation

     The members of the Company’s Compensation Committee include Messrs. Viola, Hailey and Carlos P. Salas. None of the named current or former members of the Compensation Committee is or ever was an executive officer or employee of the Company. Mr. Carlos P. Salas is a member of Dolphin Advisors, LLC, the Managing General Partner of Dolphin Direct Equity Partners LP. See “Persons Owning More Than Five Percent of Williams Controls” below. This Committee makes the determinations for stock issuances pursuant to the Company’s compensation policies and plans.

Independence of the Board of Directors

     Upon consideration of the criteria and requirements regarding director independence set forth in the NASDAQ Marketplace Rules, the Board of Directors has determined that, upon election of the above nominees for director, a majority of the members of the Board of Directors will be “independent directors” as such term is defined in the NASDAQ Marketplace Rules. Specifically, the Board of Directors has determined that Messrs. Goodson, Greenawalt, Hailey, Carlos P. Salas, Peter E. Salas and Viola meet such criteria and requirements. The Company’s independent directors met in no less than four separate executive sessions during fiscal 2009.

Director Nomination Procedures

     The nominees, Messrs. Cavanagh, Goodson, Greenawalt, Hailey, Carlos P. Salas, Peter E. Salas, and Viola are existing directors. The Board of Directors is recommending that all nominees be re-elected as directors because the Board of Directors believes they have served the Company admirably and it is in the best interests of the Company and its stockholders to re-elect these individuals to the Board of Directors. The Board of Directors believes that all of these nominees possess a desirable understanding of the Company and the industries in which it operates.

     It is the role of the Governance and Nominating Committee to seek qualified candidates to serve on the Company’s Board of Directors and recommend them for the Board of Director’s consideration. In recommending candidates for election to the Board of Directors, the Nominating Committee considers nominees recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. The Nominating Committee may also engage a third-party search firm to assist in identifying and evaluating potential nominees. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors and other factors relating to diversity, skills, occupation, experience in the context of the needs of the Board of Directors, and whether the candidate would meet the definition of “independent” under applicable SEC rules and the rules of The NASDAQ Stock Market. Evaluations of candidates generally involve a review of background materials and internal discussions, as well as interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee recommends the candidate for consideration by the full Board of Directors.

     Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information specified in the Company’s Bylaws, including the candidate’s name, biographical data, and qualifications. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, provided that at least two (2) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders. If less than ten (10) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Company not later than the close of business on the second day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Stockholders also may be subject to other conditions and limitations regarding the nomination of directors. See “Stockholder Proposals” below.

Communication with Directors

     Any stockholder who wishes to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Secretary, Williams Controls, Inc., 14100 S.W. 72nd Ave., Portland, Oregon 97224. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

Required Vote

     Assuming the existence of a quorum, the seven nominees receiving the most votes will be elected directors.

Director Compensation for Fiscal Year Ended September 30, 2009

     Each non-employee director of the Company receives a total of $30,000 per year for service on the Board of Directors. This fee covers all customary activities and services provided with respect to serving on the Board of Directors and any related committees, including the attendance of meetings. In response to the world-wide economic downturn in 2009 and the impact on the Company, during the second quarter of fiscal 2009 the Directors elected to temporarily reduce their director fees by 20%. Including the temporary reduction, each Director received a total of $26,000 for service on the Board. The Company also reimburses its directors for reasonable costs incurred to attend board and committee meetings.

     Each non-employee director of the Company is eligible to defer up to 50% of their annual director fees under the Company’s 2008 Deferred Compensation Plan. During fiscal 2009, Mr. Goodson deferred $9,250 under the 2008 Deferred Compensation Plan.

     The Company has a stock option plan for the non-employee directors of the Company, referred to as the 1995 Formula Stock Option Plan for Non-Employee Directors, or the “1995 Plan”. For the fiscal year ended September 30, 2009, each non-employee director received a non-statutory stock option exercisable for ten years to purchase up to 1,666 shares of Common Stock at $5.13 per share.

     We do not pay any additional compensation to any director who is also an employee of Williams Controls for their services as a director of the Company.

     The following table shows the compensation paid to the non-employee members of the Board of Directors during the year ended September 30, 2009:

	Fees
	Earned or	Option	All Other
	Paid in Cash	Awards (1)	Compensation	Total
Name	($)	($)	($)	($)
R. Eugene Goodson	$26,000	$3,864	$104 (2)	$29,968
Samuel H. Greenawalt	$26,000	$3,864	$0	$29,864
Douglas E. Hailey	$26,000	$3,864	$0	$29,864
Carlos P. Salas	$26,000	$3,864	$0	$29,864
Peter E. Salas	$26,000	$3,864	$0	$29,864
Donn J. Viola	$26,000	$3,864	$0	$29,864

(1)	On February 24, 2009, each non-employee director was awarded options to purchase 1,666 shares of Williams Controls’ stock at $5.13 per share under our 1995 Formula Stock Option Plan for Non-Employee Directors (the “1995 Plan”), the closing price of Williams Controls’ common stock on that date as quoted on the NASDAQ Stock Market. These options vest at the rate of 25% upon grant of the option and 25% each successive year for three years. The amounts in this column reflect the dollar amount to be recognized for financial statement reporting purposes. Assumptions used in the calculation of these amounts are described in Note 11 to the Company’s audited financial statements for the fiscal year ended September 30, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on December 15, 2009. The full grant date fair value of each option awarded in 2009 is equal to $2.32.

(2)	Includes interest related to director fees deferred under the 2008 Deferred Compensation Plan.

     No stock awards or non-equity incentive plan compensation were awarded to directors in 2009. Directors have no pension plan or nonqualified deferred compensation earnings, and receive no perquisites.

Recommendation of the Board of Directors

     The Board of Directors urges the stockholders to vote “FOR” each of Messrs. Cavanagh, Goodson, Greenawalt, Hailey, Carlos P. Salas, Peter E. Salas, and Viola. If a quorum is present, the Company’s Bylaws provide that directors are elected by a plurality of the votes cast by the stockholders who are entitled to vote and are present in person or represented by proxy at the meeting. In other words, the seven nominees receiving the most votes, even if less than a majority of the shares cast, will be elected to the Board of Directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

MANAGEMENT

     The following table sets forth certain information with respect to the Company’s officers as of January 15, 2010. Executive officers of the Company are appointed by the Board of Directors at the meeting of the Board of Directors immediately following the annual meeting of the stockholders, and hold office until they resign, they are terminated by the Board of Directors, or their successors are elected and qualified.

Name	Age	Current Position	Tenure
Patrick W. Cavanagh	56	President and Chief Executive	October 2004 to present
		Officer

Dennis E. Bunday	59	Chief Financial Officer	2001 to present
		Executive Vice President, and	2002 to present
		Secretary

Mark S. Koenen	43	Vice President, Sales and	September 2005 to present
		Marketing

Gary A. Hafner	59	Vice President, Global	July 2006 to present
		Manufacturing

Scott J. Thiel	42	Vice President, Engineering	October 2007 to present
		and Development

     Information concerning the principal occupation of Mr. Cavanagh is set forth under “Election of Directors.” Information concerning the principal occupation during at least the last five years of the other executive officers of the Company who are not also directors of the Company is set forth below.

     Dennis E. Bunday joined Williams Controls as Executive Vice President, Chief Financial Officer, and Secretary in July 2002. From January 2001 until June 2002, he served the Company as its Chief Financial Officer as an independent contractor. Prior to joining the Company, he served as Vice President – Finance and Chief Financial Officer from 1998 to 2001, for Babler Bros., Inc., a manufacturer of pre-cast concrete products. From 1996 until 1998, he held the same positions with Quality Veneer & Lumber, Inc., and its predecessor, the Morgan Company, a producer of forest products. Prior to 1996, he was Financial Controller and Treasurer of Pope & Talbot, Inc., which at the time was listed on the New York Stock Exchange. Mr. Bunday received a Bachelors degree in Accounting from Washington State University. Mr. Bunday is a member of the board of directors and the compensation committee of the board of directors of Southwall Technologies.

     Mark S. Koenen was appointed Vice President, Sales and Marketing in September 2005. From 1996 until September 2005, he was Sales and Marketing Manager for the Company. Prior to joining the Company, he held the position of corporate strategic market analyst at Rockwell International. Mr. Koenen has a Masters of Science in Foreign Service from Georgetown University and a Bachelors of Arts from Trinity College.

     Gary A. Hafner was appointed Vice President, Global Manufacturing in July 2006. From February 2006 to July 2006, he was manufacturing manager for the Company and from 1999 until February 2006 he was manufacturing manager for the Company’s Portland operations. Prior to joining Williams Controls, he held the position of production manager at Warn Industries in Clackamas, Oregon, a company that designs, manufactures and markets off-road equipment and accessories for four-wheel-drive vehicles, ATV’s and utility vehicles. Mr. Hafner received a bachelor’s degree in mechanical engineering from Oregon Institute of Technology.

     Scott J. Thiel was appointed Vice President, Engineering and Development on October 1, 2007. From March 2007 to October 1, 2007, he was director of engineering for the Company and from 2004 to March 2007 he was an engineering manager for the Company. Prior to joining Williams Controls, he held the position of product development engineer with Tyco Electronics, a designer and manufacturer of interconnect solutions for medical devices, from 1998 to 2004. Mr. Thiel received a bachelor’s degree in mechanical engineering from Oregon Institute of Technology.

     There are no family relationships among the executive officers of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of January 15, 2010, by each director, each executive officer or employee named in the Summary Compensation Table, and all directors and executive officers as a group. Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to the shares attributed to such person.

Ownership of Common Stock

	Common Stock		Percentage
Non-Employee Directors	Beneficially Owned (1)		Owned*
R. Eugene Goodson	161,921		2.22
H. Samuel Greenawalt	41,270		**
Douglas E. Hailey	108,372		1.49
Carlos P. Salas	720,535	(2)	9.90
Peter E. Salas	1,819,734	(3)	25.00
Donn J. Viola	17,996		**

Named Executive Officers
Patrick W. Cavanagh (5)	308,012	(4)	4.14
Dennis E. Bunday	183,113	(4)	2.49
Mark S. Koenen	58,585		**
Gary A. Hafner	56,931		**
Scott J. Thiel	17,933		**

All directors and executive officers	2,693,414	(6)	35.20
as a group (11 persons)

*	The percentages of beneficial ownership of the Common Stock is based upon 7,273,320 shares of the Company’s Common Stock issued and outstanding as of January 15, 2010, and assumes the exercise of all options exercisable for Common Stock beneficially owned by such person or entity currently exercisable on or before March 15, 2010. One or more such persons may be deemed the beneficial owner of Common Stock in which they have no pecuniary interest. Each such person disclaims beneficial ownership of Common Stock other than to the extent of such person’s pecuniary interest therein.

**	Less than one percent.

(1)	Includes shares issuable upon exercise of stock options exercisable on or before March 15, 2010 as follows: Mr. Goodson 5,415; Mr. Greenawalt 15,412; Mr. Hailey 13,746; Mr. Carlos P. Salas 6,665; Mr. Peter E. Salas 6,665; Mr. Viola 10,413; Mr. Cavanagh 166,666; Mr. Bunday 72,333; Mr. Hafner 13,932; Mr. Koenen 50,932; and Mr. Thiel 15,433.

(2)	Includes shares held by Dolphin Direct Equity Partners, LP, an affiliate company of Dolphin Asset Management Corp. Mr. Carlos P. Salas disclaims beneficial ownership of shares held by Dolphin Direct Equity Partners, LP, except to the extent of his individual pecuniary interest therein.

(3)	Includes shares held by Dolphin Direct Equity Partners, LP and Dolphin Offshore Partners, L.P, affiliate companies of Dolphin Asset Management Corp. Mr. Peter E. Salas disclaims beneficial ownership of shares held by Dolphin Direct Equity Partners, LP and Dolphin Offshore Partners, L.P., except to the extent of his individual pecuniary interest therein.

(4)	Includes 93,777 shares owned by Williams Controls employee benefit plans of which Mr. Cavanagh and Mr. Bunday are trustees and over which Mr. Cavanagh and Mr. Bunday have shared voting and dispositive power. Mr. Cavanagh and Mr. Bunday disclaim beneficial ownership of shares held in the Company’s employee benefit plans, except to the extent of their individual pecuniary interest therein.

(5)	Mr. Cavanagh is also a director of the Company.

(6)	Dolphin Direct Equity Partners, LP shares of 707,211 are reported in Common Stock Beneficially Owned for both Carlos P. Salas and Peter E. Salas.

PERSONS OWNING MORE THAN FIVE PERCENT OF WILLIAMS CONTROLS

     The table below sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of January 15, 2010 by each person known to us to beneficially own more than five percent of our Common Stock. Except as expressly noted, each person listed has sole voting power and investment authority with respect to all shares of Common Stock listed as beneficially owned by such person.

Ownership of Common Stock
Principal Holders	Number of Shares	Percentage Owned
Dolphin Offshore Partners, L.P.	1,106,274	15.21
c/o Dolphin Management Inc.
PO Box 16867
Fernandina, FL 32035
Dolphin Direct Equity Partners LP	707,211	9.72
c/o Dolphin Management Inc.
PO Box 16867
Fernandina, FL 32035
Barclays PLC	443,132	6.09
1 Churchill Place
London, E14 5HP, England
Lane Five Partners LP (1)	600,000	8.25
1122 Kenilworth Drive, Suite 313
Towson, MD 21204
Lane Five Capital Management LP (2)	600,000	8.25
1122 Kenilworth Drive, Suite 313
Towson, MD 21204
Lane Five Capital Management, LLC (2)	600,000	8.25
1122 Kenilworth Drive, Suite 313
Towson, MD 21204
Lane Five Partners GP LLC (2)	600,000	8.25
1122 Kenilworth Drive, Suite 313
Towson, MD 21204
Lisa O’Dell Rapuano (2)	600,000	8.25
1122 Kenilworth Drive, Suite 313
Towson, MD 21204

(1)	Lane Five Partners GP LLC (the “General Partner”) serves as the general partner of Lane Five Partners LP (the “Fund”), and Lane Five Capital Management LP (the “Investment Manager”) serves as the investment manager of the Fund. Lane Five Capital Management, LLC (the “Investment Manager GP”) serves as the general partner of the Investment Manager. Lisa O'Dell Rapuano is the controlling member of the General Partner and the Investment Manager GP. The Fund directly owns the shares reported in this section. The General Partner, Investment Manager, Investment Manager GP, and Ms. Rapuano each disclaim beneficial ownership with respect to any shares other than the shares owned directly by such stockholder.

(2)	Lane Five Partners GP LLC (the “General Partner”) serves as the general partner of Lane Five Partners LP (the “Fund”), and Lane Five Capital Management LP (the “Investment Manager”) serves as the investment manager of the Fund. Lane Five Capital Management, LLC (the “Investment Manager GP”) serves as the general partner of the Investment Manager. Lisa O'Dell Rapuano is the controlling member of the General Partner and the Investment Manager GP. The Fund directly owns the shares reported in this section. The General Partner, Investment Manager, Investment Manager GP, and Ms. Rapuano each disclaim beneficial ownership with respect to any shares other than the shares owned directly by such stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than ten-percent stockholders are required by the SEC regulation to furnish the Company with copies of Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations of the reporting persons, the Company believes that all required reports were timely filed during the year, except that Messrs. Bunday, Cavanagh, Hailey, Koenen and C. Salas each failed to file one Form 4 in a timely manner, each of which relates to a single transaction, and Mr. Goodson failed to file two Forms 4 in a timely manner which together relate to a total of three transactions.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

     The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Messrs. Viola (Chairman), Hailey and Carlos P. Salas, each of whom is an independent director under applicable NASDAQ rules and listing standards. The Committee operates pursuant to a written charter that is available on our website at www.wmco.com/governance. The Committee reviews and makes recommendations to the Board of Directors regarding all forms of salary, bonus, and equity-based compensation provided to the Chief Executive Officer and other executive officers of the Company. It also oversees the overall administration of the Company’s stock option plans and addresses such other compensation matters as may from time to time be directed by the Board of Directors. For the remainder of the Compensation Discussion and Analysis, the individuals included in the “Summary Compensation Table” below are referred to as the “named executive officers.”

     The Committee meets annually at the end of each fiscal year and at least once at the beginning of each fiscal year regarding compensation decisions. These meetings are typically scheduled months in advance. Prior to each of its meetings, the Committee determines the information it wishes to receive to enable it to make compensation decisions regarding the budget for annual salary increases for the subsequent year, awarding of bonuses for the year about to be completed, and annual grants of stock options to employees, including executive officers. Management assembles and distributes to the Committee in advance of the meetings the Company and executive-specific information requested by the Committee, which information typically includes a memorandum prepared by our Chief Executive Officer and Chief Financial Officer outlining their collective recommendations regarding base compensation and annual bonuses for the other named executive officers, and regarding quantitative and qualitative performance targets for all named executive officers for the fiscal year. The Committee also collects information regarding each named executive officer’s individual performance during the prior fiscal year, as well as the current level of vested and unvested equity incentives outstanding for each named executive officer. In making its decisions on executive compensation, the Committee does not retain on an annual basis outside compensation or human resources consultants, however will periodically engage a human resource consulting firm to provide comparative salary information by industry, company size and geography to assist in evaluation of compensation levels. The last time the Committee engaged such a human resource consultant was in fiscal 2008 when the Committee engaged Mercer, a human resource consulting firm. Based on this information, the Committee makes compensation decisions at its meeting or meetings, and makes recommendations on compensation to the full Board of Directors.

Compensation Philosophy and Overview

     We believe that a compensation strategy that supports the Company’s business strategy is critical to the Company’s success. Therefore, the Company has designed an executive compensation program that emphasizes performance-based incentives to reward executives for the achievement of specific annual and long-term business goals, while retaining elements we believe essential for retention of our executives. Over the past few years, we have seen significantly increased demand for executives with industry-specific skills and experience in our industry, and we believe we operate in a highly competitive market for executives. While the economic downturn in 2009 has reduced overall employment levels, highly skilled executives with strong management skills have remained high in demand. Additionally, given the small size of the Company relative to certain other members of our industry group, we face increased risk of potential operational disruptions and heightened hiring expenses upon the departure of any of our executive officers and management employees. Therefore, the attraction and retention of executives is one of the key purposes of the Company’s executive compensation program. We also seek to motivate our employees to make a continuing contribution to the success of the Company through the grant of equity incentives and performance-based bonuses.

     Components of compensation for our named executive officers include incentives and benefits that the Committee believes are competitive within the truck and automotive industry and in general industry with companies of a similar size and complexity. The fundamental policy of our compensation program is to offer the Company’s executive officers competitive compensation opportunities based upon their contributions to achievement of strategic goals, the financial success of the Company and their personal performance. The Committee places emphasis on performance-based components, such as stock options and bonuses, the value of which could increase or decrease to reflect changes in corporate and individual performance. It is an objective of this policy to have a substantial portion of each executive officer’s total annual compensation opportunity contingent upon the achievement of earnings targets and performance goals. These short-term and long-term incentive compensation policies are intended to reinforce management’s objectives to enhance profitability and stockholder value. Given the Company’s emphasis on performance-based compensation, it is critical that the Company’s incentive programs reward executives for performance-based measures that they are able to influence. The following executive compensation principles guide the Committee in fulfilling its roles and responsibilities:
  Compensation levels and opportunities should be sufficiently competitive to facilitate recruitment and retention of experienced executives in the Company’s highly competitive talent market;
  Compensation should reinforce the Company’s business strategy by integrating and communicating key metrics and operational performance objectives and by emphasizing incentives in the total compensation mix;
  Compensation programs should align executives’ long-term financial interests with those of the stockholders by providing equity-based incentives;
  Compensation programs should be flexible, giving our Board of Directors discretion to make adjustments on an as-needed basis; and
  Compensation should be transparent and easily understandable to both our executives and our stockholders.
     Rather than annual reliance on human resource consultants or formal reports, the Company typically relies on the following items in determining appropriate levels of compensation: (a) comparable salaries for similarly situated executive officers in public and private companies of a comparable size, market, and industry, as objectively or subjectively reported by members of the Committee and Board of Directors; (b) the Committee members and all members of the Board of Director’s subjective assessments of the Portland, Oregon market for executives, and (c) salaries reported in the Portland Business Journal’s annual report of Oregon executive salaries for companies of similar sizes. Additionally the Committee will engage on a periodic basis a human resource consulting firm to provide comparative salary information by industry, company size and geography to assist in evaluation of compensation levels. The Committee engaged Mercer, a human resource consulting firm, in fiscal 2008 but did not engage a consultant in fiscal 2009. Several members of the Board of Directors are members of boards of directors for other comparable sized companies, and the members of the Compensation Committee and Board of Directors draw on the compensation information gathered in those roles to aid in determining appropriate compensation levels for our executives.

Elements of our Compensation Program

     Guided by its executive compensation principles and policies, the Committee uses several components in its executive compensation program. The elements of our compensation program for our named executive officers consist of:
  Base Salary
  Annual performance based bonuses payable in both cash and common stock of the Company
  Stock Options
  Medical and other benefits generally offered to all other salaried employees
  Severance and change of control benefits

     The Committee does not have a pre-established policy for allocating total compensation between cash and non-cash compensation, between long-term and currently paid-out compensation, or between fixed and variable compensation. Rather, based on the competitive market assessments and the Committee’s review of existing outstanding equity incentives on an individual named executive officer basis, the Committee determines the appropriate level and mix of total compensation. The total amount and mix of compensation payable to our named executive officers is premised upon, among other items, the degree to which the executive has a role in determining the strategic direction of the Company, the mix of compensation payable to executives in similar roles by companies of a similar size, geographic location, and industry, and the quantity and value of unvested equity awards held by each named executive officer and the vesting date of such awards. In line with the Committee’s perception of the general market view, the Committee has determined that executives that have a greater role in determining our strategic direction, such as our Chief Executive Officer and Chief Financial Officer, should receive compensation greater than named executive officers with more operations-focused roles. As one of the Company’s primary focuses is on the retention of its executives, the Company seeks to ensure its named executive officers receive a base salary reflective of the Company’s size. As the Company believes that many of its named executive officers could command higher salaries in similar roles with larger companies, including with the Company’s competitors, the Company’s cash-based and equity-based bonuses are intended to be large relative to base salaries, with the goal of ensuring compensation serves the dual purpose of retention and awarding exceptional performance. Finally, the Company seeks to ensure that its named executive officers have sufficient unvested equity awards to encourage retention of its named executive officers. Thus, during a period in which a named executive officer has a number of unvested stock options deemed sufficient by the Committee the named executive may receive no, or relatively few, stock options or other equity-based compensation under the Company’s stock option plan until such time as the Committee deems that the number of unvested stock options is inadequate for retention and alignment of the named executive officer’s interests with those of the Company’s stockholders.

     The specific rationale, design, reward process and related information regarding each of the components of the Company’s executive compensation structure are outlined below.

     Base Salary. Base salaries are provided to named executive officers as part of a competitive compensation package designed to recruit and retain experienced and high caliber executives in the Company’s highly competitive talent market. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. The Committee normally reviews salaries for the executive officers effective with the beginning of each fiscal year. Based on the competitive salary review conducted by Mercer (as described above), during 2008 the base salaries of all of the Company’s named executives were in the 25th percentile of companies included in the Mercer survey. The Committee did not conduct such a review in fiscal 2009, but rather concluded, based on their experience with other companies, that had a survey been undertaken in fiscal 2009, the results would not have been materially different.

     Based on a review of Mr. Cavanagh’s performance the Committee recommended, and the Board of Directors approved, a base salary increase for Mr. Cavanagh from $260,000 to $280,000, or a 7.7% increase effective October 1, 2008. At that time the Committee and the Board of Directors re-affirmed its intention to pay 7% of Mr. Cavanagh’s base salary in common stock of the Company (as per the terms of his employment agreement), valued at the average trading price of the common stock for the 30 days preceding payment. The Committee also increased Mr. Bunday’s base salary 15.1% from $165,000 to $190,000 effective October 1, 2008. Under Mr. Bunday’s employment agreement, $5,000 of his base salary is paid in common stock of the Company valued at the average trading price of the common stock for the 30 days preceding payment. In fiscal 2008, the Board of Directors reviewed the base salaries and performance of Mark Koenen, Gary Hafner and Scott Thiel. Based upon this review, the Company increased (i) Mr. Koenen’s base salary 6.9% to $155,000, effective October 1, 2008; (ii) Mr. Hafner’s base salary 7.9% to $136,000, effective October 1, 2008; and (iii) Mr. Thiel’s base salary 8.0% to $135,000, effective October 1, 2008. Under Mr. Koenen’s employment agreement, $3,000 of his base salary is paid in common stock of the Company valued at the average trading price of the common stock for the 30 days preceding payment

     During the second quarter of fiscal 2009, management recommended, and the Board of Directors approved, a temporary voluntary reduction in pay equal to a certain percentage to the base salaries of each of the named executives in response to the world-wide economic downturn and the impact on the Company. Mr. Cavanagh reduced his monthly base salary 20% and each of the other named executives reduced their monthly base salaries 10%. The salary reductions took effect in February 2009 and were still in effect at the end of the fiscal year. Management recommended, and the Board of Directors approved, reinstatement to full salary levels effective the second quarter of fiscal 2010.

     Discretionary Annual Bonus. At the beginning of each fiscal year, the Committee meets with the Chief Executive Officer to review the objectives of the Company for such year and to establish parameters for performance-based year-end bonuses. The Committee recommends to the Board of Directors awards of discretionary annual bonuses for our named executive officers and other employees under the discretionary bonus program. Under our discretionary bonus program, each employee is eligible to receive a target annual bonus expressed as a percentage of his or her base salary for the year. Target bonus percentages are between 35% and 40% of base salary for vice presidents, 50% of base salary for Mr. Bunday, and 93% of base salary for Mr. Cavanagh, which for Mr. Bunday and Mr. Cavanagh were negotiated as part of their employment agreements with the Company, and in the case of vice presidents, are based on recommendations from our Chief Executive Officer. The bonus potential for each named executive officer are in part based on achieving operating income goals and in part on achieving individual objectives established by the Board of Directors. Once a target bonus is established, the Company’s current policy provides that employees and vice presidents can earn between 0% and 150% of their target bonus, and Mr. Bunday and Mr. Cavanagh can earn between 0% and 150% of their non-operating income target bonus components and between 0% and 167% of their operating income target bonus component.

     At the start of each year, quantitative and qualitative performance objectives for the Company are established by the Chief Executive Officer, the Committee and our Board of Directors for each individual executive officer as a way to communicate our expectations and to maintain and unify our executives’ focus on key strategic objectives, as well as to measure performance.

     During fiscal 2009, a portion of the performance goals for our Chief Executive Officer, Chief Financial Officer and other vice presidents included reaching certain specified operating income levels. The Company has a gainsharing program whereby all salaried and hourly employees worldwide, including the named executive officers, are motivated and rewarded to attain specified, predetermined and measurable operational improvement targets and/or key performance indicators. These are intended to make the Company more competitive in the market place. Under the gainsharing program, these goals are established once each year. For 2009, the key performance indicators were production costs, employee productivity, quality, on time delivery, and engineering projects completed, including new products, and safety. Management professionalism, including the Board of Director’s perception of the named executive officer’s employee coaching and development effectiveness and timely completion of the performance appraisal process are also taken into account in evaluating the amount of bonus and stock incentive compensation payable to each of our named executive officers.

     The intention of the discretionary bonus is to reward employees for their contribution to the achievement of company goals. The Committee and the full Board of Directors considers, based on their experience and judgment, to what extent those goals were achieved. The achievement, or failure to achieve, the corporate and individual performance objectives are a significant factor the Committee considers in determining the payment of annual bonuses, but is not entirely definitive. In determining the annual bonus payable to each named executive officer, the Board of Directors has discretion to, and does, evaluate criteria outside of the performance objectives established for each fiscal year. Similarly, as conditions change throughout each fiscal year, the Board of Directors may re-evaluate and modify performance targets. The Board of Directors evaluates annually the performance goals for each named executive officer and makes modifications as it deems appropriate. Just as it seeks input from our Chief Executive Officer when adjusting base salaries, the Committee seeks input of our Chief Executive Officer in evaluating individual executive’s performance (other than the performance of the Chief Executive Officer himself) for purposes of awarding annual bonuses. During fiscal 2009 the Committee and the full Board of Directors considered for each of the named executives their effectiveness in managing the Company’s cash and financial condition and continuation of the Company’s new product development efforts in light of the Company’s sales decline of over 40% caused by the world-wide economic decline and concluded to award each of the named executives 20% of their target bonus for effective management of the Company during the significant world wide economic decline.

     Stock Options. Stock options are granted pursuant to the Company’s Restated 1993 Stock Option Plan, which is administered by the Committee. The Committee believes that stock options provide an incentive for the named executive officers to enhance long-term share price appreciation through the development and execution of effective long-term business strategies. Granting stock options aligns the named executive officers with stockholders by ensuring that the named executive officers will only realize value from the options if and when the Company’s stock price increases. Stock option grants are made to executives and select employees based on evaluations by the Chief Executive Officer and the Committee and approved by the Board of Directors. Stock option grants are normally made at the commencement of employment and to meet other special retention or performance objectives. The Committee reviews and approves stock option awards to executive officers based upon its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. Recognizing that the Company’s stock is thinly traded and could close at an unusually low price on any one particular trading day, the Committee established a policy that stock options would have an exercise price of the higher of the average of the closing trading price of the Company’s stock for the thirty days preceding the particular grant or the closing price on the date of grant. Typically, stock options vest 20% per annum based upon continued employment over a five-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended (the “IRC”).

     Medical and Other Benefits. Our executive officers are eligible for medical and other benefits, including participation in the Company’s Tax Deferred Savings Plan (the “401(k) Plan”), that are generally available to all of our salaried employees. Our Tax Deferred Savings Plan (the “401(k) Plan”) is a tax qualified retirement savings plan under which all U.S. based employees, including the Named Executive Officers, are able to make pre-tax contributions from their cash compensation, subject to IRC limitations. We make matching contributions for all participants each year equal to 100% of the first 3% of pay each individual contributes to the 401(k) Plan through salary deferral plus 50% of the next 2% of employee deferrals, however in the second quarter of fiscal 2009 management voluntarily suspended the matching contributions for all employees, including the named executives, in light of the world-wide economic downturn. Matching contributions in 2009 for the Named Executive Officers are included under the heading “All Other Compensation” in the Summary Compensation Table below. The matching contributions were restored effective October 1, 2009.

     Severance Benefits. Each of our named executive officers has entered into an employment agreement providing for the payment of, in the case of our Chief Executive Officer, up to 18 months of base salary, and for our other named executive officers, up to one year of their respective base salaries, in the event of termination of employment due to death, good cause resignation, or termination by the Company without cause.

Role of Named Executive Officers in the Compensation Process

     The Committee recommends compensation levels and programs for the Chief Executive Officer to the members of the Board of Directors, other than the Chief Executive Officer, and recommends compensation levels and programs for all other executive officers to the full Board of Directors. In addition, the Committee administers the Company’s stock-based compensation plans. However, the Company’s Chief Executive Officer and management also have a role in compensation decisions. For example, with respect to pay levels, the Company’s management makes recommendations to the Committee regarding executive officer base salary adjustments and equity-based grants. The Committee reviews the basis for these recommendations and can exercise its discretion in modifying any of the awards, grants or actual payouts prior to making its recommendations to the Board of Directors. With respect to incentive plan performance targets, the Company’s management, including its Chief Executive Officer, make recommendations to the Committee regarding the annual quantitative and qualitative goals for the named executive officers. The Committee reviews the basis for these recommendations and can exercise its discretion in modifying any of the goals prior to making its recommendations to the Board of Directors. Similarly, with respect to the Committee’s administration of the Company’s stock-based compensation plans, the Company’s management makes recommendations to the Committee with respect to plan participation and plan amendments, as necessary, and the Committee can exercise its discretion in modifying any of the recommendations prior to issuing its approval.

     During the second quarter of fiscal 2009, management recommended, and the Board of Directors approved, a temporary voluntary reduction in pay equal to a certain percentage to the base salaries of each of the named executives in response to the world-wide economic downturn and the impact on the Company. Mr. Cavanagh reduced his monthly base salary 20% and each of the other named executives reduced their monthly base salaries 10%.

Impact of Accounting and Tax Issues on Executive Compensation

     In setting individual executive’s compensation levels, we do not explicitly consider accounting and tax issues. We do, however, analyze the overall expense arising from aggregate executive compensation levels and awards and the components of our pay programs.

     As one of the factors in our consideration of compensation matters, we also consider the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next four most highly compensated executive officers. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Restated 1993 Stock Option Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1,000,000 limit. The Committee’s present intention is to maintain compensation below the $1,000,000 limit for the CEO and each of the next four most highly compensated executive officers unless it believes that to do so would not be in the best interest of the Company or its stockholders.

Williams Controls, Inc. 2008 Deferred Compensation Plan

     On December 17, 2008, the Company adopted the Williams Controls, Inc. 2008 Deferred Compensation Plan (the “2008 Plan”). The purpose of the 2008 Plan is to (i) provide deferred compensation to select management and highly compensated employees of the Company (“Eligible Executives”) and members of the Company’s Board of Directors, (ii) permit Eligible Executives to elect to defer a percentage of their base compensation and/or bonus compensation, and (iii) permit members of the Company’s Board of Directors to elect to defer a portion of their board and committee fees. The 2008 Plan is intended to be “nonqualified” for federal tax purposes, meaning it is not intended to meet the requirements under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2008 Plan is intended to meet the requirements for nonqualified deferred compensation under Section 409A of the Code. The 2008 Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as the laws of the State of Oregon to the extent they are not preempted by ERISA.

     The 2008 Plan is administered by the Compensation Committee. The Company’s Board of Directors designates the individuals who are Eligible Executives, and may change such designations from time to time in its sole discretion. Each calendar year, each director may elect to defer up to 50% of its board and committee fees, and each Eligible Executive may elect to defer up to 50% of its base compensation and/or bonus compensation. Deferral elections must be made on or before December 31 of the applicable year. Amounts deferred will be 100% vested at all times, unless they are specifically tied to a vesting schedule at the time of contribution. In connection with the deferral election, 2008 Plan participants must elect when to receive payment of their deferred amounts. Participants may elect to receive payments in a lump sum or in annual installments over a period not to exceed five years. The Company’s Board of Directors may prospectively amend or terminate the 2008 Plan at any time in its sole discretion.

     In the first fiscal quarter of 2009 the Compensation Committee and the Board of Directors recognized that Mr. Cavanagh and Mr. Bunday have been instrumental in accomplishing several key strategic objectives for the Company, including expanding the Company’s international operations, obtaining several new strategic customers worldwide, new product introductions, realignment of the operations to lower costs and improve quality and management of the Company’s assets, including cash and awarded Mr. Cavanagh $200,000 and Mr. Bunday $75,000 fully vested contributions to be held their respective deferred compensation accounts. Contributions in 2009 under the 2008 Plan for the Named Executive Officers is included under the heading “All Other Compensation” in the Summary Compensation Table below.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth information regarding compensation earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers during fiscal 2007 through 2009.

							Non-Equity
							Incentive
					Option		Plan	All Other
Name and		Salary		Bonus	Awards(2)		Compensation	Compensation	Total
Principal Position	Year	($)		($)	($)		($)	(3) ($)	($)
Patrick W. Cavanagh	2009	243,385	(1)	-	-		159,494	216,549 (4)	619,428
President and Chief	2008	260,000	(1)	-	-		163,514	9,200	432,714
Executive Officer	2007	240,000	(1)	-	-		40,000	9,000	289,000

Dennis E. Bunday	2009	177,577	(1)	-	-		59,962	83,629 (7)	321,168
Executive Vice	2008	165,000	(1)	-	167,807	(5)	54,615	8,785	396,207
President and Chief	2007	165,000	(1)	-	575,763	(6)	30,000	7,800	778,563
Financial Officer

Mark S. Koenen	2009	144,865	(1)	-	-		45,434	5,002	195,301
Vice President, Sales	2008	137,500	(1)	-	89,009	(8)	40,641	7,126	274,276
and Marketing	2007	129,439	(1)	-	77,105	(9)	15,000	5,778	227,322

Gary A. Hafner	2009	127,108		-	-		34,881	4,217	166,205
Vice President,	2008	126,000		-	83,903	(10)	37,000	6,894	253,797
Global Manufacturing	2007	121,999		-	10,455	(11)	48,000	6,800	187,254

Scott J. Thiel (14)	2009	126,173		-	-		34,625	4,186	164,984
Vice President,	2008	117,500		-	89,009	(12)	24,216	5,669	236,394
Engineering and	2007	99,999		-	203,923	(13)	10,000	4,400	318,322
Development

(1)	In accordance with the terms of their respective employment agreements, a portion of certain executives’ base salary was payable in shares of the Company’s common stock, valued based on the average trading price of the Company’s common stock for the 30 days immediately preceding payment. Amounts paid in common stock of the Company for named executives officer was as follows:
  Patrick W. Cavanagh: 7% of base salary, equal to (i) 3,839 shares of common stock at $5.10 per share in fiscal 2009; (ii) 1,364 shares of common stock at $13.34 per share in fiscal 2008 and (iii) 989 shares of common stock at $16.98 per share in fiscal 2007.
  Dennis E. Bunday: $5,000 of base salary, equal to (i) 979 shares of common stock at $5.10 per share in fiscal 2009; (ii) 374 shares of common stock at $13.34 per share in fiscal 2008 and (iii) 294 shares of common stock at $16.98 per share in fiscal 2007.
  Mark S. Koenen: $3,000 of base salary, equal to (i) 587 shares of common stock at $5.10 per share in fiscal 2009; (ii) 224 shares of common stock at $13.34 per share in fiscal 2008; and (iii) 176 shares of common stock at $16.98 per share in fiscal 2007.
(2)	The amounts set forth in “Option Awards” are the dollar amounts recognized for equity awards for financial statement reporting purposes. These amounts may not correspond to the actual value eventually realized by each named executive officer. Assumptions used in the calculation of these amounts are described in Note 11 of the Company’s consolidated financial statements for the year ended September 30, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 15, 2009.

(3)	Includes contributions from the Company to each of the named executive’s 401(k) accounts.

(4)	Includes $200,000 un-funded non-cash grant under the Company’s 2008 Deferred Compensation Plan and corresponding interest of $6,749 through September 30, 2009.

(5)	Represents the aggregate fair market value of options to purchase 20,000 shares of common stock granted September 25, 2008, with an exercise price of $13.17 per share.

(6)	Represents the aggregate fair market value of options to purchase 5,001 shares of common stock granted October 11, 2006, with an exercise price of $14.03 per share, options to purchase 25,000 shares of common stock granted February 28, 2007, with an exercise price of $17.69 per share and options to purchase 15,000 shares of common stock granted September 27, 2007, with an exercise price of $18.05 per share.

(7)	Includes $75,000 un-funded non-cash grant under the Company’s 2008 Deferred Compensation Plan and corresponding interest of $2,516 through September 30, 2009.

(8)	Represents the aggregate fair market value of options to purchase 10,000 shares of common stock granted June 11, 2008, with an exercise price of $13.57 per share.

(9)	Represents the aggregate fair market value of options to purchase 1,000 shares of common stock granted October 11, 2006, with an exercise price of $14.03 per share and options to purchase 5,000 shares of common stock granted February 28, 2007, with an exercise price of $17.69 per share.

(10)	Represents the aggregate fair market value of options to purchase 10,000 shares of common stock granted September 25, 2008, with an exercise price of $13.17 per share.

(11)	Represents the aggregate fair market value of options to purchase 1,000 shares of common stock granted October 11, 2006, with an exercise price of $14.03 per share.

(12)	Represents the aggregate fair market value of options to purchase 10,000 shares of common stock granted June 11, 2008, with an exercise price of $13.57 per share.

(13)	Represents the aggregate fair market value of options to purchase 1,000 shares of common stock granted October 11, 2006, with an exercise price of $14.03 per share, options to purchase 5,000 shares of common stock granted February 28, 2007, with an exercise price of $17.69 per share and options to purchase 10,000 shares of common stock granted September 27, 2007, with an exercise price of $18.05 per share.

(14)	Mr. Thiel was named Vice President, Engineering and Development effective October 1, 2007. Compensation includes amounts paid to Mr. Thiel prior to being named Vice President.

Employment Agreements with Named Executive Officers

      The Company has entered into written employment agreements with each of its named executive officers. Certain terms of each such employment agreement are summarized below.

      Patrick W. Cavanagh. We entered into an employment agreement with Mr. Cavanagh, our President and Chief Executive Officer, on July 19, 2004. Under the employment agreement, the Company is required to pay Mr. Cavanagh a base salary of $240,000 per year, up to seven percent of which may be paid, in the Company’s discretion, in the form of the Company’s common stock. The employment agreement further provides that commencing on September 30, 2005, the Board of Directors will annually review Mr. Cavanagh’s salary. Based on a review of Mr. Cavanagh’s performance, at September 30, 2008 the Committee recommended, and the Board of Directors approved, a base salary increase for Mr. Cavanagh from $260,000 to $280,000, a 7.7% increase effective October 1, 2008. During the second quarter of fiscal 2009 Mr. Cavanagh voluntarily elected, and the Committee and the Board of Directors approved, a temporary 20% reduction to his monthly base salary due to the impact on the Company of the world-wide economic decline. Mr. Cavanagh is also entitled to participate in the Company’s annual bonus program, with his target annual bonus equal to 93% of his base salary, payable based on target parameters established annually by our Board of Directors. However, Mr. Cavanagh can earn a maximum of 149% of his base salary if all bonus targets are exceeded by pre-determined levels during the year.

      To the extent the annual bonus exceeds 100% of Mr. Cavanagh’s base salary for any fiscal year, our Board of Directors may, in its discretion, satisfy its payment obligations for any amounts over 100% of the base salary by paying in the form of cash or in shares of our common stock at the then current market price. Mr. Cavanagh also received non-qualified stock options issuable upon execution of his employment agreement, with the options vesting twenty percent per year, and fully vest upon certain corporate transactions or the occurrence of an event triggering of “drag-along” or “tag-along” rights associated with shares of our common stock owned by Mr. Cavanagh. He is also entitled to receive employee benefits including, among others, those available to other employees of Williams Controls, reimbursement of expenses incurred in connection with his duties as our Chief Executive Officer, certain medical benefits, one-time relocation expense reimbursement, and a one-time signing bonus.

      Mr. Cavanagh may resign his employment with the Company at any time, upon not less than thirty days’ written notice to the Company. We may terminate Mr. Cavanagh’s employment immediately and without notice if the termination is for “cause,” as defined in the employment agreement. Except in certain circumstances, in the event Mr. Cavanagh’s employment with the Company terminates after the first anniversary of his hire date for any reason other than for cause, or he terminates his employment for good reason, as defined in the employment agreement, or if he is terminated by reason of his death, the Company is required to pay him a severance payment equal to one and one-half times his base salary. Further, subject to certain exceptions, for a period of one year following his employment with the Company, he will not, directly or indirectly, engage in certain activities in competition with the Company.

      Dennis E. Bunday. We entered into an employment agreement with Mr. Bunday, our Executive Vice President, Chief Financial Officer and Secretary, on March 8, 2007, which superseded his prior agreement. Under the employment agreement, we were initially required to pay Mr. Bunday a base salary of $165,000 per year. A portion of the base salary equal to $5,000 is payable in the form of our common stock. The employment agreement entitles us to adjust Mr. Bunday’s base salary upward without formally amending the employment agreement. Based on a review of Mr. Bunday’s performance, on September 30, 2008 the Committee recommended, and the Board of Directors approved, a base salary increase for Mr. Bunday from $165,000 to $190,000, or a 15.1% increase effective October 1, 2008. This was Mr. Bunday’s first salary increase since January 1, 2006. During the second quarter of fiscal 2009 Mr. Bunday voluntarily elected, and the Committee and the Board of Directors approved, a temporary reduction of 10% to his monthly base salary due to the impact on the Company of the world-wide economic decline. Mr. Bunday is also entitled to participate in the Company’s annual bonus program, with his target annual bonus equal to 50% of his base salary, payable based on target parameters established annually by our Board of Directors. However, Mr. Bunday can earn up to 80% of his base salary if all bonus targets are exceeded by pre-determined levels during the year. Mr. Bunday’s employment agreement further provides that he is entitled to employee benefits generally available to similarly situated employees to the extent and on the same terms generally available to the Company’s similarly situated employees. Mr. Bunday is an employee at-will, meaning either the Company or Mr. Bunday may terminate his employment at any time, for any or no reason. However, if Mr. Bunday is terminated without “cause” or resigns for “good reason,” as such terms are defined in his employment agreement, or if he is terminated by reason of his death, Mr. Bunday is entitled to receive severance pay equal to one year of his base salary, payable over a period of twelve months, unless he provides less than 30 days’ notice of his resignation, whereupon (other than in termination upon death) he will not be entitled to severance benefits. Mr. Bunday’s employment agreement also provides that Mr. Bunday will not, while he is receiving severance benefits, engage in certain activities in competition with the Company.

     Mark S. Koenen. We entered into an employment agreement with Mr. Koenen, our Vice President of Sales and Marketing, on March 8, 2007. Under the employment agreement, we were initially required to pay Mr. Koenen a base salary of $130,000 per year. A portion of the base salary equal to $3,000 is payable in the form of Williams Controls’ stock. The employment agreement entitles us to adjust Mr. Koenen’s base salary without formally amending the employment agreement. Based on a review of Mr. Koenen’s performance the Committee recommended, and the Board of Directors approved, a base salary increase for Mr. Koenen from $145,000 to $155,000, or a 6.9% increase, effective October 1, 2008. During the second quarter of fiscal 2009 Mr. Koenen voluntarily elected, and the Committee and the Board of Directors approved, a temporary reduction of 10% to his monthly base salary due to the impact on the Company of the world-wide economic decline. Mr. Koenen is also entitled to participate in the Company’s annual bonus program, with his target annual bonus equal to 40% of his base salary, payable based on target parameters established annually by our Board of Directors. However, Mr. Koenen can earn up to 60% of his base salary if all bonus targets are exceeded by pre-determined levels during the year. Mr. Koenen’s employment agreement further provides that he is entitled to employee benefits generally available to similarly situated employees to the extent and on the same terms generally available to the Company’s similarly situated employees. Mr. Koenen is an employee at-will, meaning either the Company or Mr. Koenen may terminate his employment at any time, for any or no reason. However, if Mr. Koenen is terminated without “cause” or resigns for “good reason,” as such terms are defined in his employment agreement, or if he is terminated due to his death, Mr. Koenen is entitled to receive severance pay equal to one year of his base salary, unless he provides less than 30 days’ notice of his resignation, whereupon (other than in termination upon death) he will not be entitled to severance benefits. Mr. Koenen’s employment agreement also provides that Mr. Koenen will not, while he is receiving severance benefits, engage in certain activities in competition with the Company.

     Gary A. Hafner. We entered into an employment agreement with Mr. Hafner, our Vice President of Global Manufacturing, on March 8, 2007. Under the employment agreement, we were initially required to pay Mr. Hafner a base salary of $122,000 per year. The employment agreement entitles us to adjust Mr. Hafner’s base salary without formally amending the employment agreement. Based on a review of Mr. Hafner’s performance, at September 30, 2008 the Committee recommended, and the Board of Directors approved, a base salary increase for Mr. Hafner from $126,000 to $136,000, or a 7.9% increase effective October 1, 2008. During the second quarter of fiscal 2009 Mr. Hafner voluntarily elected, and the Committee and the Board of Directors approved, a temporary reduction of 10% to his monthly base salary due to the impact on the Company of the world-wide economic decline. Mr. Hafner is also entitled to participate in the Company’s annual bonus program, with his target annual bonus equal to 35% of his base salary, payable based on target parameters established annually by our Board of Directors. However, Mr. Hafner can earn up to 53% of his base salary if all bonus targets are exceeded by pre-determined levels during the year. Mr. Hafner’s employment agreement further provides that he is entitled to employee benefits generally available to similarly situated employees to the extent and on the same terms generally available to the Company’s similarly situated employees. Mr. Hafner is an employee at-will, meaning either the Company or Mr. Hafner may terminate his employment at any time, for any or no reason. However, if Mr. Hafner is terminated without “cause” or resigns for “good reason,” as such terms are defined in his employment agreement, or if he is terminated due to his death, Mr. Hafner is entitled to receive severance pay equal to one year of his base salary, unless he provides less than 30 days’ notice of his resignation, whereupon (other than in termination upon death) he will not be entitled to severance benefits. Mr. Hafner’s employment agreement also provides that Mr. Hafner will not, while he is receiving severance benefits, engage in certain activities in competition with the Company.

     Scott J. Thiel. We entered into an employment agreement with Mr. Thiel, our Vice President of Engineering and Development, on January 15, 2008. Under the employment agreement, we were initially required to pay Mr. Thiel a base salary of $115,000 per year. The employment agreement entitles us to adjust Mr. Thiel’s base salary without formally amending the employment agreement. Based on a review of Mr. Thiel’s performance the Committee recommended, and the Board of Directors approved, a base salary increase for Mr. Thiel from $125,000 to $135,000, or an 8.0% increase of effective October 1, 2008. During the second quarter of fiscal 2009 Mr. Thiel voluntarily elected, and the Committee and the Board of Directors approved, a temporary reduction of 10% to his monthly base salary due to the impact on the Company of the world-wide economic decline. Mr. Thiel is also entitled to participate in the Company’s annual bonus program, with his target annual bonus equal to 35% of his base salary, payable based on target parameters established annually by our Board of Directors. However, Mr. Thiel can earn up to 53% of his base salary if all bonus targets are exceeded by pre-determined levels during the year. Mr. Thiel’s employment agreement further provides that he is entitled to employee benefits generally available to similarly situated employees to the extent and on the same terms generally available to the Company’s similarly situated employees. Mr. Thiel is an employee at-will, meaning either the Company or Mr. Thiel may terminate his employment at any time, for any or no reason. However, if Mr. Thiel is terminated without “cause” or resigns for “good reason,” as such terms are defined in his employment agreement, or if he is terminated due to his death, Mr. Thiel is entitled to receive severance pay equal to one year of his base salary, unless he provides less than 30 days’ notice of his resignation, whereupon (other than in termination upon death) he will not be entitled to severance benefits. Mr. Thiel’s employment agreement also provides that Mr. Thiel will not, while he is receiving severance benefits, engage in certain activities in competition with the Company.

Grants Of Plan-Based Awards

     The Committee approved awards under our Restated 1993 Stock Option Plan to our named executives in fiscal 2007 and 2008. No options were granted in fiscal 2009. Set forth below is information regarding awards granted during fiscal 2007 through 2009:

		All Other Option
		Awards: Number of	Grant Date Fair	Exercise or
		Securities Underlying	Value of	Base Price of
	Grant	Options	Option Awards	Option Awards
Name	Date	(#)	($)	($/sh)
Patrick W. Cavanagh	--	--	--	--

Dennis E. Bunday	9/25/08	20,000	167,807	13.17
	9/27/07	15,000	190,226	18.05
	2/28/07	25,000	333,252	17.69
	10/11/06	5,001	52,285	14.03

Mark S. Koenen	6/11/08	10,000	89,009	13.57
	2/28/07	5,000	66,650	17.69
	10/11/06	1,000	10,455	14.03

Gary A. Hafner	9/25/08	10,000	83,903	13.17
	10/11/06	1,000	10,455	14.03

Scott J. Thiel	6/11/08	10,000	89,009	13.57
	9/27/07	10,000	126,818	18.05
	2/28/07	5,000	66,650	17.69
	10/11/06	1,000	10,455	14.03

Restated 1993 Stock Option Plan

     Our Restated 1993 Stock Option Plan, as amended, or the “Plan,” is administered by the Compensation Committee. The Employee Plan is designed to (i) induce qualified persons to become employees and/or officers of the Company, (ii) reward such persons for past service to the Company, (iii) encourage such persons to remain in the employ of the Company or associated with the Company, and (iv) provide additional incentive for such persons to put forth maximum efforts for the success of the business of the Company. As of September 30, 2009, there were 870,000 shares of common stock authorized for options grants under the Employee Plan.

Outstanding Equity Awards At Fiscal Year-End

     The following table summarizes the outstanding equity award holdings held by our named executive officers.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Patrick W. Cavanagh	133,333	33,333	7.20	10/1/14

Dennis E. Bunday	41,666	-	3.96	7/31/13
	4,999	3,334	8.22	10/1/15
	2,000	3,001	14.03	10/11/16
	10,000	15,000	17.69	2/28/17
	6,000	9,000	18.05	9/27/17
	4,000	16,000	13.17	9/25/18

Mark S. Koenen	16,666	-	3.96	9/15/12
	26,666	-	4.62	3/26/14
	1,500	1,000	8.22	10/1/15
	400	600	14.03	10/11/16
	2,000	3,000	17.69	2/28/17
	2,000	8,000	13.57	6/11/18

Gary A. Hafner	1,333	-	13.50	1/24/10
	5,333	-	4.62	3/26/14
	1,000	666	8.22	10/1/15
	2,500	1,666	14.04	2/1/16
	400	600	14.03	10/11/16
	2,000	8,000	13.17	9/25/18

Scott J. Thiel	2,500	-	4.68	5/25/14
	1,000	666	8.22	10/1/15
	1,500	1,000	14.04	2/1/16
	400	600	14.03	10/11/16
	2,000	3,000	17.69	2/28/17
	4,000	6,000	18.05	9/27/17
	2,000	8,000	13.57	6/11/18

Option Exercises and Stock Vested

     There were no exercises of stock options by any of our named executive officers during the last fiscal year. We have issued no stock that could vest during the last fiscal year.

Pension Benefits

     Only one of our named executive officers, Mark S. Koenen, is entitled to pension benefits, which he obtained pursuant to a pension plan frozen by the Company in 2001. The following table summarizes the pension benefits payable to Mr. Koenen:

Pension Benefits

		Number of	Present Value
		Years	of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
Patrick W. Cavanagh	-	-	-	-
Dennis E. Bunday	-	-	-	-
Mark S. Koenen	Williams Controls, Inc.	8.00	25,506	-
Retirement Income Plan
Gary A. Hafner	-	-	-	-
Scott J. Thiel	-	-	-	-

Potential Payments Upon Termination or Change in Control

     This section explains the payments and benefits to which the Named Executive Officers are entitled in various terminations of employment scenarios. These are hypothetical situations only, as we currently employ all of our Named Executive Officers. For purposes of this explanation, we have assumed that termination of employment and change-in-control occurred on September 30, 2009, the last day of our 2009 fiscal year.

     We have entered into employment agreements with each of our Named Executive Officer that define, among other things benefits payable in the event of termination including a termination in conjunction with a change in control. Under these agreements, we provide certain benefits to the Named Executive Officers if their employment is involuntarily terminated in conjunction with a change in control. These benefits are designed to provide executive officers with an incentive to remain in our employ if we engage in, or are threatened with, a change in control transaction, and to maintain a total compensation program that is competitive with companies with which we compete for executive talent. Change in control benefits generally consist of a lump sum cash payments and COBRA health insurance continuation. In the event of a change in control which either does or does not result in termination unvested stock option awards are also accelerated.

     In our agreements, “involuntary termination” generally includes the Named Executive Officer’s involuntary dismissal (other than for cause), a material reduction in duties, a material reduction in compensation or a relocation of the Named Executive Officer’s principal place of employment by more than 50 miles. “Cause” generally includes fraud or other intentional misconduct adversely and materially affecting the Company’s business reputation.

     The following table shows the estimated change in control benefits that would have been payable to the Named Executive Officers if a change in control had occurred on September 30, 2009 and each officer’s employment was involuntarily terminated on that date without cause.

	Cash Severance		Insurance	Stock Option
Name	Benefit		Continuation (1)	Acceleration (2)	Total
Patrick W. Cavanagh	$420,000	(3)	$10,389	$59,333	$489,722
Dennis E. Bunday	$190,000	(4)	$10,389	$2,534	$202,923
Gary A. Hafner	$136,000	(4)	$10,389	$506	$146,895
Mark S. Koenen	$155,000	(4)	$14,490	$760	$170,250
Scott J. Thiel	$135,000	(4)	$14,490	$506	$149,996

(1)	If cash severance benefits are triggered, the severance-related provisions in the employment agreements for all named executive officers also provide for continuation of health insurance benefits paid by us for the period of the cash severance period.

(2)	If a change in control occurs or we are acquired by merger or sale of substantially all of our assets or outstanding stock, the provisions of the Restated 1993 Stock Option Plan provide that all outstanding unexercisable options for all option holders, including the named executives, will immediately become exercisable. Because the options accelerated would have a value of the acquisition price of the common stock of the Company at the date of the change in control or acquisition or merger the amounts in the above table represent the aggregate value as of September 30, 2009 of each named executive officer’s outstanding unexercisable options assuming the closing price of the Company’s common stock as reflected on the NASDAQ Global Market on September 30, 2009 of $8.98 per share.

(3)	Cash severance benefits for Mr. Cavanagh equal 18 months base salary, however in the event of a sales event if Mr. Cavanagh is offered and accepts a position with the acquirer for reasonably equivalent salary, benefits and bonus potential for a period of 18 months, then no cash severance benefit would be paid.

(4)	Cash severance benefits for Mr. Bunday, Mr. Hafner, Mr. Koenen and Mr. Thiel equals 12 months base salary.

     We have defined the events that would trigger severance rights in a manner that we believe is reasonable and consistent with current, conventional market practices. For example, the definition of “Good Reason” contained in our employment and change in control agreements is intended to be limited to true circumstances of constructive discharge and includes notice and opportunity to cure provisions, so that severance rights are not triggered by us inadvertently.

     Similarly, all of the severance commitments regarding change in control arrangements in our employment agreements are of the “double trigger” variety — that is, in order for a severance obligation to arise, there must occur both a change in control and an affirmative action by us to terminate (or constructively terminate) an executive’s employment. Finally, any severance obligation arising under our employment and change in control agreements is conditioned on the affected executive’s execution of a release of claims against us and our affiliates.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of Williams Controls has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE:

Donn J. Viola, Chairman
Douglas E. Hailey
Carlos P. Salas

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN
CONTROL PERSONS

     The Company is not aware of any related party transactions that would require disclosure. The Company’s Code of Ethics identifies potential sources of conflicting interest transactions, including arrangements that involve employees and directors individually or by virtue of a family relationship or ownership or participation in an entity. The Company’s conflicts-of-interest policy requires that any conflicts of interest be disclosed to and approved by the Company’s Chief Financial Officer, and for conflicting interest transactions involving executive officers and directors, any such arrangements must be approved by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee held four meetings during our 2009 fiscal year.

     With respect to the Company's audited financial statements for the Company's fiscal year ended September 30, 2009, management of the Company represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee reviewed and discussed those financial statements with management. The Audit Committee also discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

     The Audit Committee received the written disclosures from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees), as modified or supplemented, and discussed with the Company’s independent registered public accounting firm their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2009, be included in the Company's Annual Report on Form 10-K for that fiscal year.

     The Audit Committee members for fiscal 2009 were:

       H. Samuel Greenawalt, Chairman;
       Douglas E. Hailey; and
       Donn J. Viola

PROPOSAL NO. 2
APPROVAL OF PROPOSED 2010 RESTATED FORMULA STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS

     The Board of Directors (the "Board") has adopted, subject to stockholder approval, the 2010 Restated Formula Stock Option Plan for Non-Employee Directors (the "Formula Plan"), which amends, restates and renames the Company's 1995 Formula Stock Option Plan for Non-Employee Directors. The changes to the Formula Plan accomplished by the amendment and restatement submitted for stockholder approval are: (1) an increase of 20,000 in the number of shares reserved for issuance under the Formula Plan from 86,666 to 106,666, and (2) the addition of the ability to exercise options using the net exercise method by which shares otherwise issuable upon exercise are withheld in payment of the option price. The material features of the Formula Plan, as amended and restated, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Formula Plan, which is attached as Appendix A to this Proxy Statement.

General.

     The purpose of the Formula Plan is to enable the Company to induce qualified persons who are not employees of the Company to be willing to serve as directors of the Company. The Formula Plan authorizes the grant of nonstatutory stock options only.

Shares Available for Grant.

     The maximum aggregate number of shares of common stock of the Company reserved and available for issuance pursuant to awards under the Formula Plan is 106,666, subject to adjustment under certain circumstances as specified in the Formula Plan.

      If shares of common stock issued upon the exercise of options are forfeited, then such shares again become available for future awards under the Formula Plan. If an option is forfeited or terminated before being exercised, then the corresponding shares again become available for future awards under the Formula Plan. If shares are surrendered to or withheld by the Company as payment of the option exercise price (in the case of net exercise) in connection with an award, the shares will become available for future awards under the Formula Plan.

     As of January 15, 2010, the fair market value of a share of common stock was $7.60 based on the closing price on the NASDAQ Global Market.

     As of the record date, approximately 65,809 options to acquire shares of common stock are outstanding under the Company’s 1995 Formula Stock Option Plan for Non-Employee Directors. 20,024 shares remain available for issuance under the existing plan.

Administration.

     The Formula Plan is administered by the Company’s Board. Subject to the provisions of the Formula Plan, the Board has the authority to exercise all the powers and authorities either specifically conferred under the Formula Plan or necessary or advisable in the administration of the Formula Plan, including the authority to (i) determine the option price per share for each option pursuant to the formula; (ii) determine the persons eligible to receive options; (iii) interpret this Formula Plan; (iv) prescribe, amend and rescind rules and regulations relating to this Formula Plan; and (v) make all other determinations deemed necessary or advisable for the administration of this Formula Plan. The Board may not adversely affect the rights of any participant under any unexercised option or any portion thereof without the consent of such participant.

Eligibility.

     Only directors who are not also employees of the Company or its affiliates are eligible to receive options under the Formula Plan. We currently have six non-employee directors who are eligible to participate in the Formula Plan.

Options.

     The Formula Plan provides a fixed option grant to each non-employee director who is serving as a director of the Company immediately following the annual meeting of stockholders. Specifically, each such non-employee director is granted a ten-year option to purchase 1,666 shares of common stock at the fair market value of the common stock on the date of grant. Grants under the Formula Plan are automatic and the options vest and become exercisable in accordance with the length of the director’s service, as follows: 25% of the shares vest immediately on the date of grant and an additional 25% of the shares covered thereby vest on the first, second and third anniversaries of the date of grant.

     Each stock option agreement will contain terms and conditions of the option grant that are not inconsistent with the Formula Plan, including, but not limited to, when the option becomes exercisable, the exercise price of the options (which may not be less than fair market value of a share of common stock on the grant date) and the term of the option (not to exceed 10 years from date of grant).

     In the event of an optionee's termination of service as an director or consultant; (1) other than by reason of death, disability or retirement, the options (to the extent optionee was entitled to exercise the option at the date of such termination) remain exercisable until the option expiration date or three months after such termination of service, whichever is shorter; or (2) due to death, disability or retirement, the options (to the extent the optionee was entitled to exercise the option at date of such termination) remain exercisable until the option expiration date or the one year after such termination of service, whichever is shorter; except that incentive stock options remain exercisable only three months after termination of service due to retirement.

     The exercise price of an option may be paid, in cash or cash equivalents, or as authorized by the Board, in shares of common stock having a fair market value equal to such option price or in property or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part (A) with monies received from the Company at the time of exercise as a compensatory cash payment, or (B) by the withholding by the Company of the number of shares otherwise issuable upon exercise of the option that have a current fair market value equal to the aggregate option price of the option (or portion thereof) being exercised.

Adjustments.

     In the event of a change in the number of outstanding shares through a recapitalization resulting in a stock split, a declaration of a stock dividend, or in the event of a combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise) into a lesser number of shares, corresponding automatic adjustments will be made to (a) the number of options available for future awards; (b) the number of shares covered by each outstanding option; and (c) the option price under each outstanding option.

     In the event of the proposed dissolution or liquidation of the Company, or a corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another Company, the Board may provide that the holder of each option then exercisable shall have the right to exercise such option for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of common stock for which such option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or in the alternative the Committee may provide that each option granted under the Formula Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the option as to all or any part of the shares covered by the option, including shares as to which such option would not otherwise be exercisable.

Effect of Change in Control.

     In the event of any merger or consolidation in which the Company is not the surviving Company, or any sale or transfer by the Company of all or substantially all its assets, or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group for more than 50% of the then outstanding voting securities of the Company, all options granted under the Formula Plan become exercisable in full on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. To the extent that Section 422(d) of the Code would not permit the provisions of the foregoing sentence to apply to any outstanding incentive stock options, such incentive stock options shall immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the Formula Plan as non-qualified stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after expiration of the original term of the option.

Term, Amendment and Termination.

     The effective date of the Formula Plan is the date the Formula Plan was adopted by the Board. Options may be awarded under the Formula Plan within a period of ten years from the later of (a) the date when the Board adopted the Formula Plan or (b) the date when the Board adopted the most recent increase in the number of common shares available for awards that was approved by the Company’s stockholders.

     The Board may, at any time and for any reason, amend or terminate the Formula Plan. An amendment of the Formula Plan will be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. The termination or amendment of the Formula Plan will not affect any award previously granted under the Formula Plan.

Federal Income Tax Information.

     The following is a brief summary of the federal income tax consequences of certain transactions under the Formula Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the Formula Plan participant or the Company may result depending upon other considerations not described below.

Options.

     Options granted under the Formula Plan will be as "nonstatutory stock options" for federal income tax purposes. Under the federal income tax laws in effect as of the date of the Proxy Statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised. At the time of exercise, the option holder will recognize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the option holder will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment shall be short-term or long-term, depending on the length of time the shares were held.

Vote Required For Approval.

     Management and the Board of Directors recommend that the stockholders vote “FOR” approval of the 2010 Restated Stock Option Formula Plan. Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal.

     In determining whether the Formula Plan has received the requisite number of affirmative votes, unexecuted proxies, abstentions, and broker non-votes are deemed present at the meeting and, therefore, will have the same effect as a vote against the proposal.

     R. Eugene Goodson, H. Samuel Greenawalt, Douglas E. Hailey, Carlos P. Salas, Peter E. Salas and Donn J. Viola, the non-employee directors of the Company, have an interest in this proposal in that if this proposed amendment to the Formula Plan is approved by the Company’s stockholders, they will be eligible to continue to receive grants of options under the Formula Plan.

The Board of Directors recommends a vote FOR approval of the 2010 Restated Formula Stock Option Plan for Non-Employee Directors.

PROPOSAL NO. 3
APPROVAL OF PROPOSED 2010 RESTATED STOCK OPTION PLAN

     The Board of Directors (the "Board") has adopted, subject to stockholder approval, the 2010 Restated Stock Option Plan (the "Employee Plan"), which amends, restates and renames the Company’s 1993 Restated Stock Option Plan. The material changes to the Employee Plan accomplished by the amendment and restatement submitted for stockholder approval are: (1) an increase of 300,000 in the number of shares reserved for issuance under the Employee Plan from 870,000 to 1,170,000, (2) the addition of the ability to exercise options using the net exercise method by which shares otherwise issuable upon exercise are withheld in payment of the option price, and (3) the addition of authority to grant awards of restricted stock. The material features of the Employee Plan, as amended and restated, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Employee Plan, which is attached as Appendix B to this Proxy Statement.

General.

     The purpose of the Employee Plan is to enable the Company to (i) induce qualified persons to become employees, officers or directors of, or consultants to, the Company; (ii) reward employees, directors and consultants for past services to the Company; and (iii) encourage such persons to remain in the employ of, or associated with, the Company and to put forth maximum efforts for the success of the business of the Company. The Employee Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Internal Revenue Code) and nonstatutory stock options, and awards of restricted stock.

Shares Available for Grant.

     The maximum aggregate number of shares of common stock of the Company reserved and available for issuance pursuant to awards under the Employee Plan is 1,170,000, subject to adjustment under certain circumstances as specified in the Employee Plan.

     If restricted stock or shares of common stock issued upon the exercise of options are forfeited, then such shares again become available for future awards under the Employee Plan. If an option is forfeited or terminated before being exercised, then the corresponding shares again become available for future awards under the Employee Plan. If shares are surrendered to or withheld by the Company as payment of the option exercise price (in the case of net exercise) or to satisfy tax withholding obligations in connection with an award, the shares will become available for future awards under the Employee Plan. Notwithstanding the above, the aggregate number of shares that may be issued under the Employee Plan upon exercise of incentive stock options will not be increased when shares of restricted stock or options are forfeited.

     As of January 15, 2010, the fair market value of a share of common stock was $7.60 based on the closing price on the NASDAQ Global Market.

     As of the record date, approximately 655,460 options to acquire shares of common stock are outstanding under the Company’s 1993 Restated Stock Option Plan. 12,283 shares remain available for issuance under the existing plan.

Administration.

     The Employee Plan is administered by the Compensation Committee of the Company’s Board (the "Committee"). Unless otherwise determined by the board, at all times that the Company is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the composition of the Committee will satisfy the requirements under Rule 16b-3 of the Exchange Act, 162(m) of the Internal Revenue Code (the "Code") and Nasdaq Rule 5605(a)(2).

     Subject to the provisions of the Employee Plan, the Committee has the authority to exercise all the powers and authorities either specifically conferred under the Employee Plan or necessary or advisable in the administration of the Employee Plan, including the authority to (i) grant options and restricted shares; (ii) determine which options shall be incentive stock options and which shall be non-qualified stock options; (iii) determine the option price per share for each option; (iv) determine the vesting schedules and other restrictions, if any, relating to options and restricted shares; (v) determine the persons to whom, and the time or times at which, options or restricted shares shall be granted; (vi) determine the number of shares to be covered by each option or award of restricted shares; (vii) determine fair market value per share; (viii) interpret this Employee Plan; (ix) prescribe, amend and rescind rules and regulations relating to this Employee Plan; (x) determine the terms and provisions of the option agreements and restricted share agreements (which need not be identical) entered into under this Employee Plan; and (xi) make all other determinations deemed necessary or advisable for the administration of this Employee Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Employee Plan.

Eligibility.

     Employees, officers and directors (whether or not they are employees) of, and consultants to, the Company or its affiliates are generally eligible for awards, but only employees may be granted incentive stock options. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries may not be granted an incentive stock option unless the requirements of Section 422(c)(5) of the Code are satisfied.

     In determining persons to whom options or restricted stock will be granted and the size of any such grant, the Committee takes into account the duties of the award recipient, their potential contributions to the success of the Company and such other factors as the Committee deems relevant to accomplish the purposes of the Employee Plan.

Options.

     Each stock option agreement will contain terms and conditions of the option grant that are not inconsistent with the Employee Plan, including, but not limited to, when the option becomes exercisable, the exercise price of the options (which may not be less than fair market value of a share of common stock on the grant date) and the term of the option (not to exceed 10 years from date of grant).

     Unless the stock option agreement provides otherwise, in the event of an optionee's termination of service as an employee, director or consultant; (1) other than by reason of death, disability or retirement, the options (to the extent optionee was entitled to exercise the option at the date of such termination) remain exercisable until the option expiration date or three months after such termination of service, whichever is shorter; or (2) due to death, disability or retirement, the options (to the extent the optionee was entitled to exercise the option at date of such termination) remain exercisable until the option expiration date or the one year after such termination of service, whichever is shorter; except that incentive stock options remain exercisable only three months after termination of service due to retirement.

     The exercise price of an option may be paid, in cash or cash equivalents, or as authorized by the Committee, in shares of common stock having a fair market value equal to such option price or in property or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part (A) with monies received from the Company at the time of exercise as a compensatory cash payment, (B) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an option and each recipient; provided, however, that each such method and time for payment and each such borrowing and the terms and conditions of repayment shall be permitted by and be in compliance with applicable law, or (C) by the withholding by the Company of the number of shares otherwise issuable upon exercise of the option that have a current fair market value equal to the aggregate option price of the option (or portion thereof) being exercised and applicable withholding taxes. In the case of incentive stock options, payment may be made only as set forth in the stock option agreement.

Restricted Shares.

     Each restricted share agreement will contain terms and conditions of the restricted share award that are not inconsistent with the Employee Plan including, but not limited to, the number of shares of common stock underlying the award, the consideration to be paid (if any), the vesting terms and the terms that will apply upon the holder’s termination of service as an employee, officer or director. Restricted stockholders have the same voting, dividend and other rights as the Company’s stockholders. The restricted share agreement, however, may require that cash dividends received by restricted stockholders be invested in additional restricted shares, with such additional restricted shares being subject to the same conditions and restrictions as the restricted shares with respect to which the dividends were paid.

Adjustments.

     In the event of a change in the number of outstanding shares through a recapitalization resulting in a stock split, a declaration of a stock dividend, or in the event of a combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise) into a lesser number of shares, corresponding automatic adjustments will be made to (a) the number of options and shares of restricted stock available for future awards; (b) the number of shares covered by each outstanding option; and (c) the option price under each outstanding option.

     In the event of the proposed dissolution or liquidation of the Company, or a corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another Company, the Committee may provide that the holder of each option then exercisable shall have the right to exercise such option for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of common stock for which such option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or in the alternative the Committee may provide that each option granted under the Employee Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the option as to all or any part of the shares covered by the option, including shares as to which such option would not otherwise be exercisable.

Effect of Change in Control.

     In the event of any merger or consolidation in which the Company is not the surviving Company, or any sale or transfer by the Company of all or substantially all its assets, or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group for more than 50% of the then outstanding voting securities of the Company, all options granted under the Employee Plan become exercisable in full on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. To the extent that Section 422(d) of the Code would not permit the provisions of the foregoing sentence to apply to any outstanding incentive stock options, such incentive stock options shall immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the Employee Plan as non-qualified stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after expiration of the original term of the option.

Term, Amendment and Termination.

     The effective date of the Employee Plan is the date the Employee Plan was adopted by the Board. Options and restricted shares may be awarded under the Employee Plan within a period of ten years from the later of (a) the date when the Board adopted the Employee Plan or (b) the date when the Board adopted the most recent increase in the number of common shares available for awards that was approved by the Company’s stockholders.

     The Board may, at any time and for any reason, amend or terminate the Employee Plan. An amendment of the Employee Plan will be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. The termination or amendment of the Employee Plan will not affect any Award previously granted under the Employee Plan.

     The Committee may amend the terms of any Award previously granted (and the related agreement), prospectively or retroactively, but generally, no such amendment may impair the rights of any participant without his or her consent and no such amendment may effect a repricing of any Award without approval of the Company’s stockholders.

Federal Income Tax Information.

     The following is a brief summary of the federal income tax consequences of certain transactions under the Employee Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the Employee Plan participant or the Company may result depending upon other considerations not described below.

Options.

     Certain options under the Employee Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under the federal income tax laws in effect as of the date of this Proxy Statement, an option holder will recognize no regular income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is taken into account for purposes of calculating the alternative minimum tax.) If an option holder exercises an incentive stock option and does not dispose of the shares acquired within two years of the date of grant and within one year following the date of exercise, the later sales of the shares will qualify for capital gains treatment. If an option holder disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a "disqualifying disposition"), the option holder will recognize compensation income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment.

     The Company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee recognized compensation income.

     Certain options under the Employee Plan will be treated as "nonstatutory stock options" for federal income tax purposes. Under the federal income tax laws in effect as of the date of the Proxy Statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised. At the time of exercise, the option holder will recognize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. The Company is required to withhold employment taxes on such income. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the option holder will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment shall be short-term or long-term, depending on the length of time the shares were held.

Restricted Shares.

     The general rule is that non-vested stock received as compensation for services is taxed as ordinary income in the year in which it becomes vested. Code Section 83(b) allows a recipient to make an irrevocable election to include the non-vested stock's fair market value at the time of grant in gross income in the year the restricted stock award is granted. If the recipient does not file an 83(b) election, the fair market value of the non-forfeited stock at the time it vests will be included in gross income in the year the stock vests. Filing a Section 83(b) election affects the timing of when income is recognized, and when the stock is valued for purposes of determining the amount of taxable income recognized.

     If no 83(b) election is filed, the recipient of non-vested stock will not recognize any taxable income at the time of the grant (and the Company will not be entitled to a tax deduction at that time). When shares of restricted stock vest, the recipient recognizes an amount of ordinary income equal to the fair market value of the non-forfeited shares of restricted stock at the time the shares vest (less any amount paid for the shares). The amount of income recognized is subject to withholding for income taxes and FICA (and the Company is subject to payroll taxes under FICA and FUTA).

     If an 83(b) election is made, the grant of restricted stock is treated for tax purposes as if the shares were not subject to vesting or forfeiture. Vesting and forfeiture conditions are disregarded in determining when the income must be recognized and the amount of ordinary income recognized. If a timely 83(b) election has been filed, the recipient recognizes ordinary income when the shares of restricted stock are granted. The amount of ordinary income is equal to the fair market value of the shares at the time of the grant (less any amount paid for the shares). The taxable amount is subject to withholding for income taxes and FICA (and the Company is subject to payroll taxes under FICA and FUTA).

Vote Required For Approval.

     Management and the Board of Directors recommend that the stockholders vote “FOR” approval of the 2010 Restated Stock Option Plan. Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal.

     In determining whether the Employee Plan has received the requisite number of affirmative votes, unexecuted proxies, abstentions, and broker non-votes are deemed present at the meeting and, therefore, will have the same effect as a vote against the proposal.

     The directors of the Company have an interest in this proposal in that if this proposed amendment to the Employee Plan is approved by the Company’s stockholders, they will be eligible to continue to receive grants of options under the Employee Plan.

The Board of Directors recommends a vote FOR approval of the 2010 Restated Stock Option Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

     Moss Adams LLP, an independent registered public accounting firm audited the consolidated financial statements of the Company and subsidiaries for fiscal 2009, 2008 and 2007.

Attendance at Annual Meeting

     Representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Fees Billed to the Company by Moss Adams LLP in fiscal 2009 and 2008.

     Aggregate fees billed in fiscal 2009 and 2008 by Moss Adams for audit services related to the two most recent fiscal years, and for other professional services billed in the two most recent fiscal years were as follows:

Services Provided	2009	2008
Audit Fees (1)	$219,500	$316,000
Employee Benefit Plan Audits	36,000	42,900
Tax Fees (2)	39,320	55,240
All Other Fees	-	-
Total	$294,820	$414,140

(1)	Fees in connection with the audit of the Company’s annual financial statements, reviews of the Company’s quarterly reports on Form 10-Q and the audit of the Company’s internal controls over financial reporting in accordance with the Sarbanes-Oxley Act of 2002.

(2)	Fees include assistance with tax planning analysis and tax compliance.

     Before Moss Adams LLP is engaged by the Company or its subsidiaries to render audit or non-audit services, the engagement must be approved by the Audit Committee of the Board of Directors. The Audit Committee has considered each of the services rendered by Moss Adams LLP other than the audit of the Company’s financial statements and has determined that the provision of each of these services is compatible with maintaining the firm’s independence.

CODE OF ETHICS

     The Company has adopted a Code of Ethics that is applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other persons performing similar functions, as well as to all directors, officers, and employees of the Company. The Company’s Code of Ethics is available free of charge on the Company’s Internet web site at the following address: www.wmco.com/governance. It is also available by writing to Williams Controls, Inc., Investor Relations, 14100 SW 72nd Avenue, Portland, Oregon 97224.

STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2011 proxy statement. Any such proposal must be received by the Company not later than September 28, 2010. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a stockholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than ten days nor more than 60 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than two days prior to the date of such meeting, in which event, stockholders may deliver such notice not later than the second day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than the proposals discussed above that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company’s Annual Report on Form 10-K for fiscal 2009 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended September 30, 2009 with the Securities and Exchange Commission. A stockholder also may obtain a copy of the Company’s annual report on Form 10-K at no charge, or a copy of exhibits thereto for a reasonable charge, by writing to Williams Controls, Inc., Investor Relations, 14100 S.W. 72nd Avenue, Portland, Oregon 97224. A viewable and printable copy is also available at www.wmco.com/proxy.

————————

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY HOPES THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Dennis E. Bunday
Executive Vice President, Chief Financial
Officer and Secretary

January 22, 2010

Portland, Oregon

Appendix A

WILLIAMS CONTROLS, INC.

2010 RESTATED FORMULA STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

1. Purpose; Restrictions on Amount Available Under the Plan.

     This 2010 Restated Formula Stock Option Plan for Non-employee Directors (the "Plan") was originally adopted on February 22, 1995 and is hereby amended and restated in its entirety. The Plan is intended to encourage stock ownership by directors of Williams Controls, Inc. (the "Company") who are not employees of the Company and thereby to induce qualified persons to be willing to serve in such capacity. It is intended that options granted under this Plan shall constitute "non-statutory stock options" ("Options").

2. Definitions.

     As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) "Disability" shall mean a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

(b) "Market Value" per share as of a particular date shall mean the last sale price of the Company’s Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or, if a last sale reporting quotation is not available for the Company’s Common Stock, the average of the bid and asked prices of the Company’s Common Stock as reported by NASDAQ or on the electronic bulletin board, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Board in accordance with their discretion in making a bona fide, good faith determination of fair market value. Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(c) "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time (codified at Title 26 of the United States Code) (the "Internal Revenue Code"), and any successor legislation.

3. Administration.

(a) The Plan shall be administered by the Board of Directors (the "Board"), but this Plan is intended to be a "formula plan" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). It is intended, therefore, that Options granted hereunder qualify as exempt purchases under Rule 16b-3 of the 1934 Act.

(b) The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including (without limitation) the authority to: determine who qualifies for the receipt of Options; to determine the purchase price of the shares of Common Stock covered by each Option pursuant to the formula (the "Option Price"); to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan provided such actions are consistent with this Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Because this Plan is intended to be a formula plan, Options granted under the Plan need not be evidenced by duly adopted resolutions of the Board.

(d) The Board shall endeavor to administer the Plan and grant Options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the 1934 Act, although compliance with Section 16 is the obligation of the Recipient, not the Company. Neither the Board nor the Company assumes any responsibility for a Recipient's compliance with his obligations under Section 16 of the 1934 Act.

(e) No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4. Eligibility.

     Only directors of the Company who are not employees of the Company are eligible to receive Options granted pursuant hereto. A Recipient shall be eligible to receive more than one grant of an Option during the term of the Plan, on the terms and subject to the restrictions herein set forth.

5. Stock Reserved.

(a) The stock subject to Options hereunder shall be shares of the Company’s Common Stock, $.01 par value per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 106,666. The number of available shares shall be subject to adjustment as provided in Section 6(g) hereof.

(b) If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full the shares of Common Stock allocable to the unexercised portion of such Option shall become available for subsequent grants of Options under the Plan, unless the Plan shall have been terminated. If shares subject to an Option are withheld or surrendered in payment of the Option Price, the shares withheld or surrendered shall become available for subsequent grant under this Plan.

6. Terms and Conditions of Options.

     Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Company and the Recipient, which agreement shall be substantially in the form of Exhibit "A" attached hereto as modified from time to time by the Board in its discretion, and which shall comply with and be subject to the following terms and conditions:

(a) Grant. Each Recipient who is a director and not an employee of the Company on the date of the Company’s annual (or special in lieu of annual) meeting of stockholders (the "Date of Grant") shall be automatically granted an Option to acquire 10,000 shares of Common Stock exercisable at the Option Price described in paragraph 6(c), exercisable for ten years from the Date of Grant, subject to the other terms and conditions hereof.

(b) Vesting. Subject to earlier termination or acceleration as provided herein, each Option granted under this Plan is subject to the following vesting schedule: (i) 25% of the Option shall be exercisable on the Date of Grant; (ii) cumulatively an additional 25% of the Option shall become exercisable on the first anniversary of the Date of Grant; (ii) cumulatively an additional 25% of the Option shall become exercisable on the second anniversary of the Date of Grant; and (iii) cumulatively the remaining 25% of the Option shall become exercisable on the third anniversary of the Date of Grant.

(c) Option Price. Options granted under this Plan will have an Option Price equal to 100% of the Market Price on the Date of Grant. The Option Price shall be subject to adjustment as provided in Section 6(g) hereof.

(d) Method of Exercise and Medium and Time of Payment.

(i) An Option may be exercised, as to any or all whole shares of Common Stock as to which the Option has become exercisable.

(ii) Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the Secretary of the Company designating the number of shares as to which the Option is exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements reasonably required by the Company in order to fulfill its obligations under any applicable securities laws.

(iii) The Option Price shall be paid in cash, in shares of Common Stock having a market value equal to such Option Price or in property or in a combination of cash, shares and property, and (subject to approval of the Board of Directors) may be effected in whole or in part (A) with monies received from the Company at the time of exercise as a compensatory cash payment, (B) by the withholding by the Company of the number of shares otherwise issuable upon exercise of the Option that have a current Fair Market Value equal to the aggregate Option Price of the Option (or portion thereof) being exercised.

(iv) The Board of Directors shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to satisfy the Option Price and, if so, to determine the value of the property received.

(e) Termination. Except as provided in this Section 6(d) and in Section 6(e) hereof, an Option may not be exercised unless the Recipient is then a director of the Company, and unless the Recipient has remained continuously as a director of the Company since the Date of Grant of the Option.

(i) If the Recipient ceases to be director of the Company because the Recipient resigned or declined to stand for reelection as a director, all Options of such Recipient that are exercisable at the time of such cessation shall terminate three months after the date of such cessation.

(ii) If the Recipient ceases to be a director of the Company because the Recipient is removed for cause, all Options granted to such Recipient but not thereto exercised shall terminate on the effective date of the Recipient's removal.

(iii) Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue as a director of the Company.

(f) Death or Disability of Recipient. If a Recipient shall die while a director of the Company or if the Recipient's directorship shall terminate by reason of Disability, all Options theretofore granted to such Recipient (whether or not otherwise exercisable; unless earlier terminated in accordance with their terms), may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death or Disability of the Recipient.

(g) Transferability Restriction.

(i) Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his legal representative. Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in termination of the Option.

(ii) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws.

(iii) Further, the Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Board of Directors determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Company any federal, state or local tax owed by the Recipient as a result of exercising the Option, or disposing of any Common Stock, when the Company has a legal liability to satisfy such tax.

(iv) The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or the National Association of Securities Dealers, or any registration requirements under the Securities Act of 1933, the 1934 Act, or under any other state or federal law, rule or regulation.

(v) The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification.

(vi) The Company will have no liability to any Recipient for refusing to deliver or transfer shares of Common Stock if such refusal is based upon the foregoing provisions of this Paragraph.

(h) Effect of Certain Changes.

(i) If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(ii) In the event of the proposed dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to, split-up or spin-off, or in the event of a merger or consolidation of the Company with another Company, the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof which would be receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such event; or the Board may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

(iii) Paragraph (ii) of this Section 6(g) shall not apply to a merger or consolidation in which the Company is the surviving Company and shares of Common Stock are not converted into or exchanged for stock, securities of any other Company, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another Company into the Company in which the Company is the surviving Company and in which there is a reclassification or change (including a change which results in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

(iv) Notwithstanding paragraph (ii) of this Section 6(g), in the event of any merger or consolidation in which the Company is not the surviving Company or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all Options granted under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, including provisions providing for staggered vesting of options, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Sections 6(d) or 6(e), as applicable.

(v) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(vi) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(vii) Except as expressly provided in this Section 6(g), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or split-up or spin-off of assets or stock of another Company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

(i) Rights as Stockholder - Non-Distributive Intent.

(i) Neither a person to whom an Option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares of Common Stock subject to such Option, until after the Option is exercised and the shares are issued to the person exercising such Option.

(ii) Upon exercise of an Option at a time when there is no registration statement in effect under the Securities Act of 1933 relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof. A form of subscription agreement is attached hereto as Exhibit B.

(iii) No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agency having jurisdiction over the Company.

(iv) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(g) hereof.

(j) Other Provisions. Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option, as the Board shall deem advisable.

7. Agreement by Recipient Regarding Taxes.

     Each Recipient agrees that the Company, to the extent permitted or required by law, shall deduct a sufficient number of shares due to the Recipient upon exercise of the Option to allow the Company to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient. The Company shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Company will be so required to withhold.

8. Term of Plan.

     Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is last amended by the Board with approval of the stockholders of the Company.

9. Amendment and Termination of the Plan.

(a) The Board at any time and from time to time may terminate, modify or amend the Plan; provided, however, that any amendment that would:

(i) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or

(ii) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act not included within the terms of the Plan prior to the amendment;

(iii) materially increase the benefits accruing under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or

(iv) require stockholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Company’s securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the stockholders of the Company as provided in Section 10 hereof provided further that any such increase or modification that may result from adjustments authorized by Section 6(g) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require approval of stockholders.

(b) Except as provided in Section 6 hereof, no termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

10. Approval of Stockholders.

     The Plan shall take effect upon its adoption by the Board, subject to approval by the Company’s stockholders in conformance the Company’s charter documents and any applicable law, rules or regulations of any national securities exchange upon which the Company’s Common Stock is listed and traded, each to the extent applicable. No Option granted prior to the approval of this Plan by the stockholders of the Company shall be effective until after such approval has been obtained.

11. Assumption.

     The terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor Company to the Company and shall continue to be governed, to the extent applicable, by the terms and conditions of this Plan. Such successor Company shall not otherwise be obligated to assume this Plan.

12. Termination of Right of Action.

     Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any stockholder of the Company against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Company, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

13. Adoption and Stockholder Approval.

     This Plan was originally approved by the stockholders of the Company on February 22, 1995, at which time 33,333 shares were reserved for issuance under the Plan. The Plan was amended to increase the available shares to 66,666, which amendment was approved by the stockholders on March 24, 2000. The Plan was again amended to increase the available shares to 86,666, which amendment was approved by the stockholders on February 27, 2008. The Board of Directors amended restated and renamed the Plan on December 7, 2009, and increased the number of shares available for grant to 106,666, subject to stockholder approval. (All applicable share numbers reflect the 1 for 6 stock split approved by the stockholders on March 2, 2006.)

EXHIBIT "A" STOCK OPTION AGREEMENT

APPENDIX OF TERMS AND CONDITIONS

     This Stock Option Agreement is made as of February __, 20___, between WILLIAMS CONTROLS, INC., a Delaware Company (the "Company"), and _____________ (the "Recipient").

     In accordance with its 2010 Restated Formula Stock Option Plan for Non-Employee Directors (the "Plan") as adopted by the Board of Directors of the Company, the Company desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire $.01 par value common stock (the "Common Stock") of the Company and thereby increase the Recipient's proprietary interest in the continued progress and success of the business of the Company.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Recipient agree as follows:

1. Confirmation of Grant of Option. Pursuant to the requirements of the Plan (but subject to stockholder approval of the Plan as required by Securities and Exchange Commission Rule 16b-3), and effective _________, 20__ (the "Date of Grant"), the Company, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a Non-Statutory Stock Option (the "Option") to purchase an aggregate of 10,000 shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Section 8 hereof.

2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $_____ per share (the "Option Price"), subject to adjustment as provided in Section 8 hereof.

3. Exercise of Option. Except as otherwise provided in Section 6 of the Plan, the Option, to the extent vested, may be exercised in whole or part at any time during the term of the Option, provided, however, no Option shall be exercisable after the expiration of the term thereof, and no Option shall be exercisable unless the holder shall at the time of exercise have been an employee or director of or a consultant to the Company or of any subsidiary of the Company for a period of at least three months. The Option may be exercised, as provided in this Paragraph 3, by notice and payment to the Company as provided in Paragraph 10 hereof and Section 6(c) of the Plan.

4. Term of Option. The term of the Option will be through the tenth anniversary of the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. Except as otherwise provided in Paragraph 7 hereof, the Option will not be exercisable unless the Recipient shall, at the time of exercise, be a director of the Company. The holder of the Option will not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate transfer agent of the Company) upon purchase of such shares through exercise of the Option.

5. Transferability Restriction. The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this Paragraph 5 will not prejudice any rights or remedies which the Company may have under this Agreement or otherwise.

6. Exercise upon Termination. The Recipient's rights to exercise this Option upon cessation as a director of the Company shall be as set forth in Section 6(d) of the Plan.

7. Death or Disability of Recipient. The Recipient's rights to exercise this Option upon death or Disability shall be as set forth in Section 6(e) of the Plan.

8. Adjustments. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 6(g) of the Plan.

9. No Registration Obligation. The Recipient understands that the Option is not registered under the Securities Act of 1933, as amended (the "Act") and that the Company has no obligation to register the shares of Common Stock subject thereto and issuable upon the exercise thereof under the Act. The Recipient represents that the Option is being acquired by him and that such shares of Common Stock will be acquired by him for investment and all certificates for the shares issued upon exercise of the Option will bear the following legend unless such shares are registered under the Act prior to their issuance. The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Company. The Recipient further understands and agrees that the Option may only be exercised if, at the time of such exercise, the Recipient and the Company are able to establish the existence of an exemption from registration under the Act and applicable state laws, and both the Recipient and the Company agree to use their best efforts to attempt to establish such exemption.

10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its office at 14100 SW 72nd Avenue, Portland, Oregon 97224, Attn: Corporate Secretary. All notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or Persons at the Recipient's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

11. Section 16 Compliance. The Recipient acknowledges that it is solely responsible for filing all reports that may be required under Section 16 of the Securities Exchange Act of 1934, and that the filing of such reports is not the responsibility of the Company or the Committee, or any person thereof.

12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company’s counsel of all legal matters in connection therewith, including compliance with the requirements of the Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

13. Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Recipient and all rights granted to the Company under this Agreement will be binding upon the Recipient's heirs, legal representatives and successors.

14. Governmental and Other Regulations. The exercise of the Option and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

15. Incorporation of the Plan. The Plan is attached hereto and incorporated herein by reference. In the event that any provision in this Agreement conflicts with a provision in the Plan, the Plan shall govern.

FORM OF SUBSCRIPTION AGREEMENT

THE SECURITIES OF WILLIAMS CONTROLS, INC. BEING SUBSCRIBED FOR HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND ARE RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     This Subscription Agreement is entered for the purpose of the Undersigned acquiring 1,666 shares of the $.01 par value common stock (the "Securities") of WILLIAMS CONTROLS, INC., a Delaware Company (the "Company") from the Company upon the exercise of an Option pursuant to the Williams Controls, Inc. 2010 Restated Formula Stock Option Plan for Non-Employee Directors (the "Plan"). It is understood that exercise of an Option at a time when no registration statement relating thereto is effective under the Securities Act of 1933, as amended (the "Securities Act") can not be completed until the Undersigned executes this Subscription Agreement and delivers it to the Company, and then such exercise is effective only in accordance with the terms of the Plan and this Subscription Agreement. In connection with the Undersigned's acquisition of the Securities, the Undersigned represents and warrants to the Company as follows:

1. The Undersigned is a director of the Company and has access to financial and other information which he may deem relevant to make an investment decision regarding the acquisition of the Securities.

2. The Securities are being acquired by the Undersigned for his own account and not on behalf of any other person or entity. The Undersigned's present financial condition is such that it is unlikely that it would be necessary for the Undersigned to dispose of any portion of the Securities in the foreseeable future.

3. The Undersigned understands that the Securities being acquired hereby have not been registered under the Securities Act or any state or foreign securities laws, and are and will continue to be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act and applicable state statutes, and consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefore and acknowledges that the Company will cause its stock transfer records to note such restrictions.

4. By the Undersigned's execution below, it is acknowledged and understood that the Company is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

5. This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

Signature	Date

Print Name

Appendix B

WILLIAMS CONTROLS, INC.

2010 RESTATED STOCK OPTION PLAN

     This Williams Controls, Inc. 2010 Restated Stock Option Plan (this "Plan") is intended to encourage stock ownership by employees, officers and directors (whether or not they are employees) of and consultants to Williams Controls, Inc. (the "Company"), its divisions, Subsidiary Company’s and Parent Company’s, so that they may acquire or increase their proprietary interest in the Company, which will enable the Company to (i) induce qualified persons to become employees, officers or directors of, or consultants to, the Company; (ii) reward employees, directors, and consultants for past services to the Company; and (iii) encourage such persons to remain in the employ of, or associated with, the Company and to put forth maximum efforts for the success of the business of the Company.

     This Plan was originally adopted September 20, 1993, was subsequently amended in 1998 to increase the number of shares available under this Plan, and was restated in 2003 to incorporate various changes. The Plan is now being amended and restated in its entirety to increase the number of shares available and to enable the Company to make awards of restricted stock, and is renamed the 2010 Restated Stock Option Plan.

     It is intended that options granted by the Committee pursuant to Section 5(a) of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Code, and options granted by the Committee pursuant to Section 5(b) of this Plan shall constitute "non-qualified stock options" ("Non-qualified Stock Options").

1. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) "Board" means the Board of Directors of the Company.

(b) "Code" means Internal Revenue Code of 1986, as amended from to time.

(c) "Committee" means the Compensation Committee appointed by the Board, if one has been appointed.

(d) "Common Stock" means the Company’s $.01 par value common stock.

(e) "Disability" means a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or such other meaning ascribed in Section 22(e)(3) or any successor provision of the Code. If the Recipient has a disability insurance policy, the term "Disability" shall be as defined therein; provided that said definition is not inconsistent with the meaning ascribed in Section 22(e)(3) or any successor provision of the Code.

(f) "Exchange Act" means Securities Exchange Act of 1934, as amended from time to time.

(g) "Fair Market Value" per share as of a particular date means the last sale price of the Company’s Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or, if the quotation for the last sale reported is not available for the Company’s Common Stock, the average of the closing bid and asked prices of the Company’s Common Stock as reported by NASDAQ or on the electronic bulletin board or, if none, the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Committee in accordance with its discretion in making a bona fide, good faith determination of fair market value. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, never will lapse.

(h) "Option" means either an Incentive Stock Option or a Non-qualified Stock Option, or either or both of them.

(i) "Option Price" means the purchase price of the shares of Common Stock covered by an Option determined in accordance with Section 6(c) hereunder.

(j) "Parent" means any Company which is a "parent Company" as defined in Section 424(e) of the Code, with respect to the Company.

(k) "Plan" means this 2010 Restated Stock Option Plan, and amended and/or restated from time to time.

(l) "Restricted Share" means a share of Common Stock granted under the Plan.

(m) "Recipient" means any person granted an Option or an award of Restricted Shares hereunder.

(n) "Securities Act" means the Securities Act of 1933, as amended from time to time.

(o) "Subsidiary" means any Company which is a "subsidiary Company" as defined in Section 424(f) of the Code, with respect to the Company.

2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of this Plan, including the authority to (i) grant Options and Restricted Shares; (ii) determine which Options shall be Incentive Stock Options and which shall be Non-qualified Stock Options; (iii) determine the Option Price per share for each Option; (iv) determine the vesting schedules and other restrictions, if any, relating to Options and Restricted Shares; (v) determine the persons to whom, and the time or times at which, Options or Restricted Shares shall be granted; (vi) determine the number of shares to be covered by each Option or award of Restricted Shares; (vii) determine Fair Market Value per share; (viii) interpret this Plan; (ix) prescribe, amend and rescind rules and regulations relating to this Plan; (x) determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under this Plan; (xi) determine the terms and provisions of the Restricted Share agreements (which need not be identical) entered into in connection with awards of Restricted Shares granted under this Plan and (xii) make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

(b) Options and Restricted Shares granted under this Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

(c) Unless otherwise determined by the Board, at all times that the Company is subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the composition of the Committee will satisfy the requirements under Rule 16b-3 of the Exchange Act, 162(m) of the Internal Revenue Code (the "Code") and Nasdaq Rule 5605(a)(2). With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Any Option or Restricted Share award granted hereunder which would subject or subjects the Recipient to liability under Section 16(b) of the Exchange Act is void ab initio as if it had never been granted.

(d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to this Plan or any Option or Restricted Share award granted hereunder.

3. Eligibility.

(a) Subject to certain limitations hereinafter set forth, Options and Restricted Shares may be granted to employees, officers and directors (whether or not they are employees) of, and consultants to, the Company. In determining the persons to whom Options or Restricted Shares shall be granted and the number of shares to be covered by each Option or award of Restricted Shares, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant to accomplish the purposes of this Plan.

(b) A Recipient shall be eligible to receive more than one grant of an Option and/or Restricted Shares during the term of this Plan, on the terms and subject to the restrictions herein set forth.

4. Stock Reserved.

(a) The stock subject to Options and awards of Restricted Shares hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under this Plan (the "Available Shares") shall not exceed 1,170,000 shares. Notwithstanding the foregoing, no more than 1,170,000 shares of Common Stock shall be available for the grant of Incentive Stock Options under the Plan. The maximum number of shares that may be awarded to any individual during a single calendar year is 300,000 shares. The number of Available Shares shall be subject to adjustment as provided in Section 6(i) hereof.

(b) If any outstanding Option under this Plan for any reason expires or is terminated without having been exercised in full, or is shares subject to an Option are withheld or surrendered in payment of the Option Price or withholding taxes, the shares of Common Stock withheld, surrendered, or allocable to the unexercised or portion of such Option shall become available for subsequent grant under this Plan. If a Restricted Share is forfeited, redeemed or surrendered or withheld in payment of withholding taxes, the Restricted Share shall become available for subsequent grant under this Plan. The foregoing notwithstanding, the aggregate number of shares that may be issued under the Plan upon exercise of Incentive Stock Options shall not be increased when Restricted Shares or other shares are forfeited, redeemed surrendered or withheld.

5. Stock Options

(a) Incentive Stock Options.

(1) Options granted pursuant to this Section 5(a) are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof. Only employees of the Company (as the term "employees" is defined for the purposes of the Code) shall be entitled to receive Incentive Stock Options.

(2) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the Company, or any Parent Company or Subsidiary Company, are exercisable for the first time by an Recipient during any calendar year may not exceed the amount set forth in Section 422(d) of the Code, as amended from time to time. On the date this Plan was adopted, the maximum dollar amount as to which Incentive Stock options could first become exercisable in any calendar year was $100,000.

(3) Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Code and final Treasury Regulations thereunder and, notwithstanding any other provision of this Plan, this Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited they hall be void, except as otherwise provided in Section 12 hereof.

(b) Non-qualified Stock Options. Options granted pursuant to this Section 5(b) are intended to constitute Non-qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

6. Terms and Conditions of Options. Each Option granted pursuant to this Plan shall be evidenced by a written Option agreement between the Company and the Recipient, which agreement shall be in substantially the form of Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions

(a) Number of Shares. Each Option agreement shall state the number of shares of Common Stock covered by the Option.

(b) Type of Option. Each Option agreement shall specifically identify the portion, if any, of the option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Non-qualified Stock Option.

(c) Option Price. Each Option agreement shall state the Option Price, which shall be determined by the Committee subject only to the following restrictions:

(1) The Option Price of any Incentive Stock Option shall be not less than 100% of the Fair Market Value per share on the date of grant of the Option; provided, however, that any Incentive Stock Option granted under this Plan to a person owning more than ten percent of the total combined voting power of the Common Stock shall have an Option Price of not less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option.

(2) Any Non-qualified Stock Option granted under the Plan shall be at a price no less than 100% of the Fair Market Value per share on the date of grant thereof.

(3) The Option Price shall be subject to adjustment as provided in Section 6(i) hereof.

(d) Term of Option. Each Option agreement shall state the period during and times at which the option shall be exercisable; provided, however:

(1) The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a future date is specified in the resolution; provided, however, the Recipient shall have no rights under the grant until the Recipient has executed an Option agreement with respect to such Option.

(2) Except as further restricted in paragraph 6(d)(3), the exercise period shall not exceed ten years from the date of grant of the Option.

(3) Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the Company shall be for no more than five years.

(4) The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. No exercise period may be extended to increase the term of the Option beyond ten years from the date of the grant.

(5) The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof and, furthermore, shall be terminated upon surrender of the option by the holder thereof if such surrender has been authorized in advance by the Committee.

(e) Method of Exercise and Medium and Time of Payment.

(1) An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable.

(2) Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the secretary of the Company designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by any applicable securities laws.

(3) The Option Price shall be paid in cash or cash equivalents, or as authorized by the Committee, in shares of Common Stock having a Fair Market Value equal to such Option Price or in property or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part (A) with monies received from the Company at the time of exercise as a compensatory cash payment, (B) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of an Option and each Recipient; provided, however, that each such method and time for payment and each such borrowing and the terms and conditions of repayment shall be permitted by and be in compliance with applicable law, or (C) by the withholding by the Company of the number of shares otherwise issuable upon exercise of the Option that have a current Fair Market Value equal to the aggregate Option Price of the Option (or portion thereof) being exercised and applicable withholding taxes. In the case of Incentive Stock Options, payment may be made only as set forth in the stock option agreement.

(4) The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

(5) Applicable withholding taxes shall be paid in the manner specified by Section 6(e)(3) above or Section 8 hereof.

(f) Termination. Except as provided herein, an Option may not be exercised unless the Recipient then is an employee, officer or director of, or consultant to, the Company or a Subsidiary of or Parent to the Company, and unless the Recipient has remained continuously as an employee, officer or director of, or consultant to, the Company since the date of grant of the Option.

(1) If the Recipient ceases to be an employee, officer or director of, or consultant to, the Company or a Subsidiary or Parent to the Company (other than by reason of death, Disability or retirement), other than for Cause (as defined below), all Options theretofore granted to such Recipient but not theretofore exercised shall terminate three months after the date the Recipient ceased to be an employee, officer or director of, or consultant to, the Company. In the event of a termination of employment or cessation of working relationship for Cause, all unexercised Options shall immediately terminate and expire. For purposes of this Plan, a termination or cessation for "Cause" means a termination of the Recipient's employment or other working relationship as a result of (A) willful refusal to perform his or her obligations to the Company, (B) willful misconduct contrary to the interests of the Company, (C) Commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise, or (D) engaging in activities directly in competition or antithetical to the best interests of the Company. To the extent a Recipient is a party to an employment agreement or offer letter of employment with the Company that defines "cause" or a similar term, then the meaning set forth in that agreement shall also be considered "Cause" for purposes of this Plan.

(2) Nothing in this Plan or in any Option granted hereunder shall confer upon an individual any right to continue in the employ of, or other relationship with, the Company or interfere in any way with the right of the Company to terminate such employment or other relationship between the individual and the Company.

(g) Death, Disability or Retirement of Recipient. If a Recipient shall die while an employee, officer or director of, or a consultant to, the Company, or if the Recipient's employment, officer or director status, or consulting relationship, shall terminate by reason of Disability or retirement, all Options theretofore granted to such Recipient, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death, Disability or retirement of the Recipient; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of retirement.

(h) Transferability Restriction.

(1) Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his or her legal representative.

(2) Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in a termination of the Option.

(3) (A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Company any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Company has a legal liability to satisfy such tax. (C) The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or the National Association of Securities Dealers, or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation. (D) The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) Furthermore, the Company will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

(i) Effect of Certain Changes.

(1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for award under this Plan (for Options or Restricted Share awards) and the number of such shares covered by outstanding options, and the exercise price per share of the outstanding options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(2) In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another Company, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or in the alternative the Committee may provide that each option granted under this Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such option would not otherwise be exercisable.

(3) Paragraph (2) of this Section 6(i) shall not apply to a merger or consolidation in which the Company is the surviving Company and shares of Common Stock are not converted into or exchanged for stock, securities of any other Company, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another Company into the Company in which the Company is the surviving Company and in which there is a reclassification or change (including a change which results in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such option might have been exercised.

(4) Notwithstanding paragraph (2) of this Section 6(i), in the event of any merger or consolidation in which the Company is not the surviving Company, or any sale or transfer by the Company of all or substantially all its assets, or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group for more than 50% of the then outstanding voting securities of the Company (each such transaction referred to as a "Sales Event"), all Options granted under the Plan shall become exercisable in full, notwithstanding any other provision of this Plan or of any outstanding Options granted thereunder, including provisions providing for staggered vesting of options, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. To the extent that Section 422(d) of the Code would not permit the provisions of the foregoing sentence to apply to any outstanding Incentive Stock Options, such Incentive Stock Options shall immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of this Plan as Non-qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Section 6(d).

(5) If there is a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

(6) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, except as otherwise provided in Section 6(i)(4) hereof.

(7) Except as expressly provided in this Section 6(i), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or split-up, split-off or spin-off of assets or stock of another Company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

(j) Rights as Stockholder/Non-Distributive Intent.

(1) Neither a person to whom an Option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares of Common Stock subject to such Option until after the Option is exercised and the shares are issued to the person exercising such Option.

(2) Upon exercise of an Option at a time when there is no registration statement in effect under the Securities Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Company with sufficient information to establish an exemption from the registration requirements of the Securities Act.

(3) No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over the Company.

(4) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(i) hereof.

(k) Other Provisions. Option agreements evidencing Options granted under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not consistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

7. Restricted Shares.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting Conditions. Awards of Restricted Shares may be subject to vesting. Vesting, if applicable, shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or retirement or other events.

(d) Effect of Change in Control. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

(e) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

8. Agreement by Recipient Regarding Withholding Taxes. Each Recipient agrees that the Company, to the extent permitted or required by law, may deduct a sufficient number of shares due to the Recipient upon exercise of an Option or upon the award or vesting of Restricted Shares to allow the Company to pay federal, state and local taxes of any kind required by law to be withheld. The Company shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Company will be so required to withhold.

9. Term of Plan. Options and awards of Restricted Shares may be granted under this Plan from time to time within a period of ten years from the date this Plan was last amended by the Board and the stockholders of the Company.

10. Amendment and Termination of the Plan. The Committee at any time and from time to time may suspend, terminate, modify or amend this Plan. An amendment of the Plan will be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s stock. Except as provided in Section 6 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any option previously granted, unless the written consent of the Recipient is obtained, and no amendment may effect a repricing of any outstanding Option without approval of the Company’s stockholders.

11. Assumption. Subject to Section 6, the terms and conditions of any outstanding Options granted under this Plan shall be assumed by, be binding upon and shall inure to the benefit of any successor Company to the Company and continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor Company may but shall not be obligated to assume this Plan.

12. Termination of Right of Action. Every right of action arising out of or in connection with this Plan by or on behalf of the Company, or by any stockholder of the Company against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Company, irrespective of the place where an action may be brought and of the place of residence of any such stockholder, director or employee, will cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen or such shorter period as may be provided by law.

13. Tax Litigation. The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to this Plan and which the Committee believes to be important to holders of Options or Restricted Shares granted under this Plan and to conduct any such contest or any litigation arising there from to a final decision.

14. Adoption. This Plan was originally approved by the Board of Directors of the Company on September 20, 1993 and approved by the Company’s stockholders on March 15, 1994 and at that time 250,000 shares were reserved for awards under the Plan. This Plan was subsequently amended to increase the number of shares available for grant to 500,000, which increase was approved by the Company’s stockholders on March 27, 1998, and was again amended to increase the number of shares reserved to 750,000, which increase was approved by the Company’s stockholders on February 26,1999. The Plan was restated effective May 15, 2003 to incorporate various clarifying changes. The Plan was again amended to increase the number of shares reserved to 870,000, which increase was approved by the Company’s stockholders on February 27, 2008. The Board of Directors amended restated and renamed the Plan on December 7, 2009, and increased the number of shares available for grant to 1,170,000, subject to stockholder approval. (All applicable share numbers reflect the 1 for 6 stock split that was approved by the stockholders on March 2, 2006.)

STOCK OPTION AGREEMENT

APPENDIX OF TERMS AND CONDITIONS

     Your options are subject to all the terms and provisions of the Williams Controls, Inc. 2010 Restated Stock Option Plan as tailored by your individual Option Agreement and this Appendix of Terms and Conditions. Capitalized terms not defined in your Option Agreement and this Appendix have the meanings provided in the Plan.

A. Termination of Employment. Upon your termination of employment or other service relationship with the Company, the unvested portion of your option expires. You may continue to exercise the vested portion of your option for a period of three months following your termination unless the termination was for cause, attributable to your death or total disability as described below. If your employment or other service relationship terminates for cause (as defined by the Plan), the unexercised portion of your option expires immediately, both unvested and vested portions.

     If your employment or other service relationship with the Company terminates because of your total disability, you may continue to exercise the vested portion of your option for twelve (12) months following your termination, but in no event beyond the original expiration date. Similarly, if you die while still working for the Company your heirs or estate may exercise the vested portion of your option for a period of twelve (12) months following your death. Upon your death within three (3) months following a termination of employment or other service relationship (or within twelve (12) months if termination is due to total disability), your heirs or estate have up to twelve (12) months following the date of your death to exercise the vested portion of your options.

B. Option Exercise. You may exercise your options by giving written notice to the Company using the attached sample form or other documentation substantially similar and satisfactory to the Company. Your written exercise must be accompanied by full payment of the exercise price for the number of shares you are purchasing.

C. Form of Payment. You may pay your option exercise price in cash, by cashier's check or personal check (unless the Company determines at the time of exercise not to accept a personal check), or by the net exercise method. In order to exercise your options by the net exercise method you may instruct the Company in writing to withhold from the shares otherwise issuable upon exercise that number of shares that have an aggregate current Fair Market Value equal to the aggregate exercise Option Price, plus withholding taxes (if applicable).

D. Tax Consequences. Your options are intended to qualify as an Incentive Stock Option (ISO) under Code § 422. Unless the applicable tax rules change, you will not have taxable income upon exercise of your options. Following exercise of your options, if you hold the shares at least one year after exercise and two years from the option grant date, then gains will be taxed at long-term capital gains rates when you ultimately sell the stock.

     While the exercise of an ISO will not trigger any taxable income for federal income tax purposes, other taxes may apply. An amount equal to the difference between the fair market value as of the date of exercise and the exercise price will constitute income for alternative minimum tax purposes. The Internal Revenue Code's alternative minimum tax regime is complex and the effects can vary greatly depending on your individual circumstances.

     If following exercise of your options you do not hold the shares for the requisite period a portion of the gain will be taxed upon sale of the shares at ordinary income rates. The taxable amount is equal to the difference between your exercise price and fair market value of the shares at the time of exercise. The tax rules associated with options can be complex. The Company is not providing tax advice and the preceding is provided only as background information. You should consider obtaining tax advice before exercising your options or selling share received upon exercise. Further, tax laws generally described above are effective as of your option grant date and are subject to change.

E. Withholding Taxes. To the extent the exercise of your options generates taxable income, the income may trigger withholding tax obligations for the Company. The Company has the right to retain, without notice, sufficient shares to satisfy these obligations, as well as withhold other amounts the Company may owe you. Alternatively, the Company may refrain from issuing shares to you until acceptable arrangements have been made to enable the Company to satisfy its tax withholding obligation.

F. Nontransferability of Options. During your lifetime only you can exercise your options. Your option is not transferable, except by will or by the applicable laws of descent and distribution. Following your death, the Plan provides that your option may be exercised by your heirs or the personal representative of your estate.

G. Effect on Employment. By signing below and acknowledging receipt of your Option Agreement, you acknowledge that the Plan is discretionary in nature, and the Company may suspend or terminate it at any time, and that your option does not entitle you to additional option grants or continued employment or service with the Company, or limit the Company's ability (or your ability) to terminate employment or services at any time. You also acknowledge that the future value of the underlying shares is unknown and cannot be predicted with certainty, and if the underlying shares do not increase in value, then your option may have no value.

H. Governing laws; Attorneys Fees. The Plan, the Option Agreement and this Appendix are governed by the laws of the State of Oregon. If any provisions of these documents are held to be invalid by a court having jurisdiction, the remaining terms will remain in full force and effect. In the event of any arbitration or litigation concerning your options, each party will pay its own court costs and attorney fees, and the prevailing party shall not be entitled to recover those costs and fees from the non-prevailing party.

I. Binding Effect. The terms and conditions expressed in this Option Agreement and corresponding Appendix will inure to the benefits of the successors and assigns of the Company and will be binding upon you and your heirs, executors, administrators, successors and assigns.

ACCEPTANCE AND ACKNOWLEDGEMENT

I accept the Incentive Stock Option described in the Option Agreement effective __________, ___, 2010, the corresponding Appendix of Terms and Conditions and the Williams Controls, Inc. Restated 2010 Stock Option Plan (all of which are collectively referred to as the "Option Documents"). I also acknowledge receipt of a copy of the Option Documents. I have reviewed the Option Documents and am aware of their terms.

Date

Signature of Optionee

Printed Name

By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of this Agreement, acknowledges having read this Agreement and the Plan, and being familiar with the terms and provisions thereof, agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Date

Spouse’s Signature

Printed Name

By his or her signature below, the Optionee represents that he or she is not legally married as of the date of this Agreement.

Date

Signature of Optionee

WILLIAMS CONTROLS, INC.
Annual stockholder meeting, February 24, 2010
PROXY SOLICITED BY BOARD OF DIRECTORS
PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints each of R. Eugene Goodson and Carlos P. Salas proxy with power of substitution and resubstitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual stockholder meeting of Williams Controls, Inc. (the “Company”), on February 24, 2010, and any adjournments or postponements of that meeting, with all powers that the undersigned would possess, if personally present, with respect to the following:

1.	PROPOSAL TO ELECT THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY:

Patrick W. Cavanagh
R. Eugene Goodson
Samuel H. Greenawalt
Douglas E. Hailey
Carlos P. Salas
Peter E. Salas
Donn J. Viola

YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE NOMINEES BY WRITING THEIR NAME(S) IN THE SPACE PROVIDED BELOW.

	[ ] FOR all seven nominees listed above	[ ] WITHHOLD AUTHORITY
	(except as indicated to the contrary below)	to vote for all nominees listed above

(Instructions: Write the name of each nominee in the space above for whom authority to vote is withheld)

2.	PROPOSAL TO CONSIDER AND APPROVE THE 2010 RESTATED FORMULA STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (THE “FORMULA PLAN”), WHICH AMENDS, RESTATES AND RENAMES THE COMPANY’S 1995 FORMULA STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. AMONG OTHER THINGS, THE AMENDMENTS WOULD INCREASE THE NUMBER OF SHARES AUTHORIZED THEREUNDER FROM 86,666 TO 106,666 AND ADD THE ABILITY TO EXERCISE OPTIONS USING THE NET EXERCISE METHOD BY WHICH SHARES OTHERWISE ISSUABLE UPON EXERCISE ARE WITHHELD IN PAYMENT OF THE OPTION PRICE.

	[ ] FOR	[ ] AGAINST	[ ] WITHHOLD AUTHORITY

3.	PROPOSAL TO CONSIDER AND APPROVE THE 2010 RESTATED STOCK OPTION PLAN (THE “EMPLOYEE PLAN”), WHICH AMENDS, RESTATES AND RENAMES THE COMPANY’S 1993 RESTATED STOCK OPTION PLAN. AMONG OTHER THINGS, THE AMENDMENTS WOULD INCREASE THE NUMBER OF SHARES AUTHORIZED THEREUNDER FROM 870,000 TO 1,170,000, ADD THE ABILITY TO EXERCISE OPTIONS USING THE NET EXERCISE METHOD BY WHICH SHARES OTHERWISE ISSUABLE UPON EXERCISE ARE WITHHELD IN PAYMENT OF THE OPTION PRICE, AND ADD THE AUTHORITY TO GRANT AWARDS OF RESTRICTED STOCK.

	[ ] FOR	[ ] AGAINST	[ ] WITHHOLD AUTHORITY

4.	TRANSACTION OF ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED BY THIS PROXY.

The shares represented by this proxy will be voted as specified on the front of this proxy, but if no specification is made, this proxy will be voted FOR election of Patrick W. Cavanagh, R. Eugene Goodson, Samuel H. Greenawalt, Douglas E. Hailey, Carlos P. Salas, Peter E. Salas, and Donn J. Viola, in proposal one and FOR proposals two and three unless an exception is indicated to the contrary above. The proxies may vote in their discretion as to other matters that may properly come before this meeting.

No. of Shares: ___________ Date: ___________, 2010

Signature or Signatures

Please date and sign above as your name is printed to the left of the signature line, including designation as executor, trust, etc., if applicable and return in the enclosed envelope. A corporation must be signed for by the president or other authorized officer.

The annual stockholder meeting of Williams Controls, Inc. will be held at the offices of the Company located at 14100 South West 72nd Avenue, Portland, Oregon on February 24, 2010, at 8:30 a.m. Pacific Standard Time.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in “street name” by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.